CONFIDENTIAL


















                    DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

                                 BY AND BETWEEN

                           NAPRO BIOTHERAPEUTICS, INC.

                                       AND

                               ABBOTT LABORATORIES

                                  JULY 23, 1999




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                                                                    CONFIDENTIAL

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                                TABLE OF CONTENTS
ARTICLE 1
DEFINITIONS AND REFERENCES..................................................................................2
         1.1      Definitions...............................................................................2
         1.2      References...............................................................................17

ARTICLE 2
LICENSE GRANT..............................................................................................17
         2.1      NaPro Grant..............................................................................17
         2.2      Abbott Grant.............................................................................18
         2.3      Additional Licenses......................................................................18
         2.3.1    Related to NaPro.........................................................................18
         2.3.2    Related to Abbott Formulated Product.....................................................19
         2.3.3    Other than Related to NaPro or Abbott Formulated Product.................................19

ARTICLE 3
MILESTONE PAYMENTS AND OTHER FUNDING.......................................................................19
         3.1      Milestone Payments.......................................................................19
         3.2      Single Payment Obligation................................................................23
         3.3      Other Funding............................................................................23
         3.4      Use of Certain Milestone Payments........................................................23

ARTICLE 4
ADDITIONAL FINISHED PRODUCT PAYMENTS ......................................................................24
         4.1      Additional Consideration.................................................................24
         4.2      Abbott Formulated Product in Lieu of or in Addition to NaPro Formulated Product..........25
         4.3      Reduction in Applicable Percentages Due to Competitive Paclitaxel Product................26
         4.4      Adjustments to Additional Consideration..................................................27
         4.5      Increase or Decrease in Additional Consideration for Additional Licenses.................27
         4.6      Net Sales Reports and Payments...........................................................27
         4.7      Currency.................................................................................28
         4.8      Sales Between Abbott and Affiliates......................................................28
         4.9      Loan Agreement Offset....................................................................28

ARTICLE 5
PAYMENT, RECORD KEEPING AND AUDIT RIGHTS...................................................................29
         5.1      Method of Payment........................................................................29
         5.2      Record Keeping and Audit Rights..........................................................29
         5.2.1    Audit of Net Sales.......................................................................30
         5.2.2    Audit of Development Costs...............................................................30


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ARTICLE 6
RESEARCH AND DEVELOPMENT PROGRAM...........................................................................31
         6.1      Research and Development.................................................................31
         6.1.1    Responsibilities.........................................................................31
         6.1.1.1  NaPro Responsibilities...................................................................31
         6.1.1.2  Abbott Responsibilities..................................................................31
         6.1.1.3  Joint Responsibilities...................................................................32
         6.1.2    Development Plan.........................................................................32
         6.1.3    Formulation..............................................................................32
         6.2      Development Plan Funding.................................................................33
         6.2.1    Up to Twenty Million Dollars.............................................................33
         6.2.2    Above Twenty Million Dollars.............................................................33
         6.2.3    Performance..............................................................................34
         6.3      Development Costs Quarterly Budgets and Reports..........................................35
         6.4      Development Committee....................................................................35
         6.5      Finished Product Packaging...............................................................37
         6.6      Pro-Drug Development.....................................................................38

ARTICLE 7
CLINICAL AND REGULATORY MATTERS............................................................................39
         7.1      Pre-Clinical/Clinical Data...............................................................39
         7.2      Regulatory Submission and Maintenance....................................................39
         7.3      Bulk Drug DMF............................................................................39
         7.4      Regulatory Approval Ownership............................................................40

ARTICLE 8
BULK DRUG MANUFACTURE, PURCHASE AND SUPPLY.................................................................40
         8.1      Requirements and Exclusivity.............................................................40
         8.1.1    Purchase and Sale........................................................................40
         8.1.2    Limitations on NaPro Sale................................................................40
         8.1.3    NaPro Enforcement of Limitations.........................................................41
         8.1.4    Limitations on Abbott Resale.............................................................41
         8.2      Pricing..................................................................................41
         8.2.1    Development Use..........................................................................41
         8.2.2    Primary Standard Product.................................................................42
         8.2.3    Commercial Use...........................................................................42
         8.2.4    Restoration or Replacement of  Bulk Drug.................................................42
         8.3      Shipping, Invoice and Payment............................................................43
         8.4      Quality and Inspection of Bulk Drug......................................................43


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         8.4.1    Bulk Drug Warranties.....................................................................43
         8.4.2    Bulk Drug Inspection.....................................................................44
         8.4.3    NaPro Response to Bulk Drug Inspection...................................................45
         8.4.4    Bulk Drug Storage........................................................................45
         8.5      NaPro Manufacturing Facility.............................................................45
         8.5.1    Inspection by Abbott.....................................................................45
         8.5.2    Inspection by Regulatory Authorities.....................................................46
         8.5.3    Inspection of F. H. Faulding Facility....................................................46
         8.5.4    Required Manufacturing Changes...........................................................47
         8.5.5    Other Manufacturing Changes..............................................................47
         8.5.6    Changes Requiring Regulatory Approval....................................................48
         8.6      Abbott's and the Stand-By Manufacturing Source's Facilities..............................49
         8.6.1    Inspection by Regulatory Authorities.....................................................49
         8.6.2    Inspection by NaPro......................................................................50
         8.6.3    Abbott Required Manufacturing Changes....................................................50
         8.6.4    Abbott Manufacturing Changes.............................................................51
         8.7      Abbott Stand-By Manufacture of Bulk Drug.................................................51
         8.7.1    Qualification of Stand-By Manufacturing Facility.........................................51
         8.7.2    Stand-By Manufacturing Election..........................................................52
         8.7.3    Transition of Manufacturing Back to NaPro................................................53
         8.7.4    Continued Supply Obligations.............................................................54
         8.8      Forecasts and Orders of Bulk Drug for Commercial Use.....................................54
         8.8.1    Pre-Launch Forecast and Quarterly Forecasts..............................................54
         8.8.2    Updated Forecasts........................................................................54
         8.8.3    NaPro Supply Constraints.................................................................54
         8.8.4    Orders...................................................................................55
         8.8.5    Required Inventory.......................................................................55
         8.9      Supply Allocation........................................................................55

ARTICLE 9
FINISHED PRODUCT MANUFACTURE, MARKETING AND SALE...........................................................56
         9.1      Abbott Manufacture and Labeling of Finished Product......................................56
         9.2      Marketing Committee......................................................................57
         9.3      Abbott Marketing and Sales Efforts.......................................................57
         9.4      NaPro Assistance with Technical Marketing................................................58
         9.5      Co-Promotion of Finished Product.........................................................59
         9.6      Trademarks...............................................................................60
         9.7      Manufacturing of Other Formulated Products...............................................60




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ARTICLE 10
PROPRIETARY RIGHTS; PATENT ENFORCEMENT AND INFRINGEMENT....................................................60
         10.1     Patent Rights............................................................................60
         10.2     Program Invention........................................................................61
         10.2.1   Invention Disclosure.....................................................................61
         10.2.2   Ownership................................................................................61
         10.2.3   Prosecution and Maintenance..............................................................61
         10.2.4   Trade Secrets............................................................................62
         10.2.5   Cooperation..............................................................................62
         10.3     No Other Technology Rights...............................................................62
         10.4     Rights to Third Party Technology.........................................................62
         10.5     Notice of Patent Infringement............................................................63
         10.6     Patent Enforcement.......................................................................63
         10.7     Defense of Assertions of Patent Infringement ............................................63

ARTICLE 11
RIGHTS TO REFERENCE AND USE PACLITAXEL
DATA AND EXPAND THE FIELD AND/OR TERRITORY.................................................................63
         11.1     Abbott Exclusive Option Period for Other Territories and Expansion of the Field..........63
         11.2     Abbott Right of First Refusal for Development Opportunities..............................64
         11.3     Development Opportunities that Include Paclitaxel Data...................................64
         11.4     Development Opportunities that Do Not Include Paclitaxel Data............................68
         11.5     Abbott Initiation of Negotiations........................................................69
         11.6     Certain Obligations Regarding Use of Paclitaxel Data and Joint Patent Rights.............69
         11.7     Exclusive Enumeration of Rights..........................................................70
         11.8     Certificate of Free Sale.................................................................70

ARTICLE 12
REPRESENTATIONS AND WARRANTIES.............................................................................71
         12.1     Reciprocal...............................................................................71
         12.1.1   Corporate Status.........................................................................71
         12.1.2   Authority................................................................................71
         12.1.3   No Conflicts.............................................................................71
         12.1.4   No Approvals.............................................................................71
         12.1.5   Enforceability...........................................................................71
         12.1.6   Compliance with Laws.....................................................................72
         12.1.7   Data.....................................................................................72
         12.1.8   Year 2000 Warranties.....................................................................72
         12.2     NaPro Representations and Warranties.....................................................72
         12.3     NaPro Representations Regarding Data.....................................................74



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         12.4     NaPro Representations Regarding IVAX.....................................................74
         12.5     NaPro Representations Regarding Bryn Mawr................................................74
         12.6     NaPro Representations Regarding F.H. Faulding............................................75
         12.7     Future Necessary Licenses................................................................75
         12.8     Abbott Representations and Warranties....................................................75

ARTICLE 13
INDEMNIFICATION AND INSURANCE..............................................................................76
         13.1     Indemnities..............................................................................76
         13.1.1   NaPro Indemnity..........................................................................76
         13.1.2   Abbott Indemnity.........................................................................77
         13.1.3   Indemnification Sharing..................................................................77
         13.1.4   Procedures...............................................................................77
         13.1.5   Defense..................................................................................78
         13.1.6   Indemnifiable Loss Recovery..............................................................79
         13.2     Insurance................................................................................79
         13.3     Limitations of Damages...................................................................80

ARTICLE 14
PRODUCT RECALL AND ADVERSE EVENTS..........................................................................80
         14.1     Recall Notification and Implementation...................................................80
         14.2     Recall Costs and Expenses................................................................80
         14.3     Adverse Events...........................................................................80
         14.4     Complaint Handling.......................................................................81

ARTICLE 15
TERM AND TERMINATION.......................................................................................82
         15.1     Term and Termination.....................................................................82
         15.2     Termination by Abbott Without Cause......................................................82
         15.3     Termination by Either Party for Cause....................................................83
         15.3.1   Bankruptcy...............................................................................83
         15.3.2   Material Breach..........................................................................83
         15.4     [SECTION NOT USED].......................................................................84
         15.5     Termination by Abbott for Cause..........................................................84
         15.5.1   Related to Finished Product..............................................................84
         15.5.2   Related to Patent Invalidation...........................................................85
         15.5.3   Related to Breach of Representation or Warranty..........................................85
         15.6     Consequences of Termination..............................................................86
         15.6.1   Expiration of Term.......................................................................86
         15.6.2   Termination by Abbott Without Cause......................................................86



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         15.6.3   Termination by NaPro for Cause...........................................................87
         15.6.4   Termination by Abbott for Cause..........................................................87
         15.6.5   [SECTION NOT USED].......................................................................87
         15.6.6   Termination by Abbott for Cause Related to Finished Product..............................87
         15.6.7   Termination by Abbott for Cause Related to a Breach of Representation or
                  Warranty.................................................................................88
         15.6.8   NaPro Sale of Finished Product Post-Termination..........................................88
         15.6.9   Joint Patent Rights and Joint Program Inventions.........................................88
         15.7     Survival of Certain Provisions...........................................................89
         15.8     Effect of Termination on Milestone Payments..............................................91

ARTICLE 16
ALTERNATIVE DISPUTE RESOLUTION.............................................................................91
         16.1     Attempted Amicable Resolution............................................................91
         16.2     Alternate Dispute Resolution.............................................................92
         16.3     ADR Ruling...............................................................................92
         16.4     ADR Remedies.............................................................................93
         16.5     Effect on Time Periods in this Agreement.................................................93
         16.6     Exclusivity..............................................................................93
         16.7     Express Remedies.........................................................................93

ARTICLE 17
CONFIDENTIALITY AND PUBLICITY..............................................................................94
         17.1     Transfer of Information..................................................................94
         17.2     Restricted Disclosure....................................................................95
         17.3     Precautions..............................................................................96
         17.4     Duration of Confidentiality Obligation...................................................96
         17.5     Publicity and Announcements..............................................................97

ARTICLE 18
MISCELLANEOUS PROVISIONS...................................................................................97
         18.1     Force Majeure............................................................................97
         18.2     Severability.............................................................................98
         18.3     Assignment/Third Parties.................................................................98
         18.4     Relationship of Parties..................................................................99
         18.5     Waiver...................................................................................99
         18.6     Contract Modification....................................................................99
         18.7     Notices..................................................................................99
         18.8     Entire Agreement........................................................................100
         18.9     Compliance with Laws....................................................................101



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         18.10    Interpretation..........................................................................101
         18.11    Governing Law...........................................................................101
         18.12    Counterparts............................................................................101

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                                              LIST OF EXHIBITS


EXHIBIT A-1
ABBOTT FORMULATED PRODUCT

EXHIBIT A-2
NAPRO FORMULATED PRODUCT

EXHIBIT A-3
NAPRO ORAL FORMULATED PRODUCT

EXHIBIT B-1
PACLITAXEL

EXHIBIT C-1
BULK DRUG SPECIFICATIONS

EXHIBIT C-2
FINISHED PRODUCT SPECIFICATIONS

EXHIBIT D-1
DEVELOPMENT PLAN

EXHIBIT D-2
DEVELOPMENT COSTS



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EXHIBIT E-1
NAPRO PATENTS

EXHIBIT E-2
ABBOTT PATENT RIGHTS

EXHIBIT E-3
JOINT PATENT RIGHTS

EXHIBIT F-1
OTHER CUSTOMERS

EXHIBIT F-2
"UNAVAILABLE" COUNTRIES PURSUANT TO ARTICLE 11

EXHIBIT F-3
IVAX AGREEMENT

EXHIBIT G
ALTERNATE DISPUTE RESOLUTION


[ALL EXHIBITS HAVE BEEN INTENTIONALLY OMITTED.  NAPRO
BIOTHERAPEUTICS, INC. WILL FURNISH SUPPLEMENTALLY A COPY OF ANY
OMITTED EXHIBIT TO THE COMMISSION UPON REQUEST]




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                    DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT


         THIS DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT (together with the exhibits attached to this Development, License and Supply Agreement and incorporated herein by reference, the "Agreement") is made as of this 23rd day of July, 1999 ("Effective Date"), between NaPro BioTherapeutics, Inc., a corporation organized under the laws of the State of Delaware with its principal place of business at 6304 Spine Road, Unit A, Boulder, Colorado 80301 ("NaPro"), and Abbott Laboratories, a corporation organized under the laws of the State of Illinois, with its principal place of business at 100 Abbott Park Road, Abbott
Park, Illinois 60064 ("Abbott").

                                    RECITALS
         WHEREAS, NaPro is a manufacturer and developer of Paclitaxel (as hereinafter defined) products;
         WHEREAS, Abbott wishes to market and sell formulated Paclitaxel for the treatment of cancer in the Territory (as hereinafter defined);
         WHEREAS, Abbott wishes to purchase bulk Paclitaxel from NaPro and work with NaPro to develop and obtain necessary regulatory approvals for formulated
Paclitaxel;
         WHEREAS, Abbott wishes, in conjunction with NaPro, to develop a range of formulations of Paclitaxel which may include its own formulation, as well as the formulation(s) developed by NaPro and, therefore, wishes to obtain a license to any patents owned by NaPro covering any such formulation(s) or use of Paclitaxel;
         WHEREAS, after extensive negotiations during which the parties considered various transaction structures and payment mechanisms, Abbott and NaPro have both come to a mutually agreeable business arrangement which includes all elements of the transactions set forth in this Agreement;



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                                                                    CONFIDENTIAL



         WHEREAS, the parties are, simultaneously with this Agreement also entering into that certain Stock Purchase Agreement dated July 23, 1999 ("Stock
Purchase Agreement") and that certain Loan and Security Agreement dated July 23,
1999 ("Loan Agreement") to support the general working capital and operational needs of NaPro;
         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Stock Purchase Agreement and the Loan Agreement, the parties hereby agree as follows:

                                    ARTICLE 1
                           DEFINITIONS AND REFERENCES
         1.1 Definitions. Unless otherwise provided in this Agreement, the following terms when used with initial capital letters shall have the meanings set forth below:
                  "Abbott Formulated Product" shall mean Paclitaxel formulated for use in Finished Product and encompassed by a Valid Claim of an Abbott Patent
Right, as described in Exhibit A-1, as may be modified by Abbott from time to time.
                  "Abbott Know-How" shall mean proprietary, nonpatented information, data, trade secrets and technology relating specifically to Paclitaxel in the Field which are used for the benefit of the Development
Program and/or Commercial Use during the Term and which are owned or controlled by Abbott, with the right to license, or licensed to Abbott, with the right to sublicense, during the Term, but excluding Joint Program Inventions.
                  "Abbott Patent Rights" shall mean all patent applications and patents listed in Exhibit E-2 and all patents and patent applications owned by Abbott relating specifically to Paclitaxel (other than Joint Patent Rights), with the right to license, or licensed by Abbott from one or more Third Parties with the right to sublicense, in the Field in the Territory, which are invented during and used for the benefit of the Development Program in developing, commercializing, manufacturing, using or selling Finished Product in the Field in the Territory. Abbott Patent Rights shall include all provisionals, divisions,



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                                                                    CONFIDENTIAL


continuations, continuations-in-part, registrations, renewals, extensions, supplemental protection certificates, reexaminations, and reissues of the above patent applications and patents.
                  "Abbott Technology" shall mean Abbott Know-How, Abbott Patent
Rights, Abbott's interest in Joint Patent Rights and Joint Program Inventions, and Abbott's interest in Third Party Technology.
                  "Act" shall mean the Federal Food, Drug and Cosmetic Act, including all rules and regulations promulgated thereunder, as amended from time to time.
                  "Additional Consideration" shall have the meaning set forth in Sections 4.1 through 4.3.
                  "ADR" or "Alternative Dispute Resolution" shall have the meaning set forth in Article 16.
                  "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified. With respect to Abbott, the term
"Affiliate" shall specifically exclude TAP Holdings Inc., TAP Finance Inc. and
TAP Pharmaceuticals Inc.
                  "ANDA" shall mean Abbreviated New Drug Application, as such term is defined in the Act.
                  "Application for Regulatory Approval" shall mean a submission made to the FDA (whether such application be in the form of an NDA, ANDA, sNDA or other similar application) or the appropriate regulatory body equivalent to the FDA in a country other than the United States in the Territory, seeking approval to market and sell a Finished Product in either the United States or such other country, respectively.
                  "Applicable Percentages" shall have the meanings variously ascribed thereto in Sections 4.1, 4.2, and 4.3.
                  "Approval Date" shall mean the date on which the FDA or the appropriate regulatory body equivalent to the FDA in a country in the Territory other than the United



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                                                                    CONFIDENTIAL



States in the Territory grants all approvals that are required for sale of the Finished Product for Commercial Use.
                  "Average Selling Price" shall mean the Net Sales of any given
Finished Product for a Sales Year (or for the Base Period, when used in reference to a "Competitive Paclitaxel Product") divided by the total number of units of that Finished Product shipped (excluding non-revenue units, such as samples) and invoiced by Abbott, its Affiliates or distributors to End-User
Customers for that Sales Year (or Base Period, as the case may be).
                  [THIS PORTION HAS BEEN REDACTED.]
                  "Base Period" shall have the meaning set forth in the definition of "Competitive Paclitaxel Product."
                  [THIS PORTION HAS BEEN REDACTED.]
                  "Bryn Mawr Agreement" shall mean that certain License
Agreement by and between NaPro and Bryn Mawr College dated November 3, 1993.
                  "Bulk Drug" shall mean Paclitaxel as specified in Exhibit C-1, manufactured according to GMP and Bulk Drug Specifications.
                  "Bulk Drug Forecast" shall have the meaning set forth in
Section 8.8.2.
                "Bulk Drug Specifications" shall mean the specifications for the manufacture of the Bulk Drug set forth in Exhibit C-1, as such specifications may be amended from time to time either: (a) by mutual written agreement of the Parties; (b) in response to directives issued by a relevant governmental authority in connection with an Application for Regulatory Approval or marketing of the Finished Product in a particular jurisdiction; or (c) if applicable, based upon the decision of the Development Committee to pursue the Abbott
Formulated Product or the NaPro Oral Formulated Product in addition to or in lieu of the NaPro Formulated Product.
"Business Day" shall mean any day of the week other than a Saturday, Sunday or any other day on which commercial banks in the City of Chicago are authorized to close.



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                  "Calendar Quarter" shall mean the three (3) month period
beginning on each January 1, April 1, July 1 and October 1 during the Term.
                  "Certificate of Analysis" shall have the meaning set forth in
Section 8.3.
                  "Claims" shall mean all claims, demands, actions, causes of action and judgments of any kind; including, but not limited to, those arising out of or related to personal injury or death or patent infringement.
                  "Commercial Use" shall mean use of a Finished Product on or after the Approval Date in a particular country in the Territory in the Field for purposes other than research and development.
                  "Competitive Paclitaxel Product" shall mean a product
containing Paclitaxel for use in the Territory in the Field, the commencement of commercial sales of which results in either: [THIS PORTION HAS BEEN REDACTED.]
subsequent to the introduction of such product containing Paclitaxel when compared to the Average Selling Price or Finished Product Sales Volume for the
period of twelve (12) months immediately preceding the commencement of commercial sales of such product containing Paclitaxel (the first day of such twelve (12) month period being the date which is twelve (12) months prior to the commencement of commercial sales and the last day being the date of first commercial sale, of the Competitive Paclitaxel Product) ("Base Period");
provided, however, that a Competitive Paclitaxel Product shall not include a product containing Paclitaxel that is either: [THIS PORTION HAS BEEN REDACTED.]
In the event that commencement of commercial sale of a Competitive Paclitaxel
Product occurs prior to twelve (12) months following First Commercial Sale, the
Base Period shall mean the time period between First Commercial Sale and the commencement of commercial sale of the Competitive Paclitaxel Product.
                  "Confidential Information" shall have the meaning set forth in
Article 17.
                  "Control" and the correlative terms "Controlling" and
"Controlled" shall mean, in the case of any Person, the possession of the power to direct or cause the direction



                                                      5

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                                                                    CONFIDENTIAL


of the management and policies of such Person through the ownership or control of voting securities or contractual agreement giving right to such ownership or control.
                  "Development Committee" shall mean a committee comprised of three (3) representatives from each of Abbott and NaPro which shall plan, oversee, manage and direct the activities of the Parties under the Development
Plan.
                  "Development Costs" shall mean the costs for research and development activities including, but not limited to, formulation, stability runs and testing, pre-clinical and manufacturing start-up (scale-up) activities, development of packaging, clinical studies, regulatory filing and other studies intended to expand the product label for the Finished Product (including, but not limited to, phase IIIb and phase IV studies) as further described in Exhibit
D-2. "Development Costs" shall include, without limitation, costs for services provided by Abbott, NaPro or Third Parties, as provided in Section 6.2.3, incurred by both NaPro and Abbott in connection with the research and development activities set forth in the Development Plan.
                  "Development Plan" shall mean the plan and schedule of research, development pre-clinical, clinical and regulatory activities in the Field for the Territory to be performed by or on behalf of one or both of the Parties and the desired and targeted outcomes of the activities with respect to the Bulk Drug and Finished Product, all as set forth in Exhibit D-1.
                  "Development Program" shall mean the research, development and other activities in the Field for the Territory for development, manufacturing and Regulatory Approval of one or more Finished Products as described in the Development Plan.
                  "Development Use" shall mean use of the Bulk Drug for development purposes in a particular country in the Territory including, but not limited to, formulation, stability testing and batch runs, and pre-clinical and clinical studies.
                  "Dollars or $" shall mean United States dollars.



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                                                                    CONFIDENTIAL


                  "Drug Master File" or "DMF" shall mean a Drug Master File, as such term is defined in the Act.
                  "Effective Date" shall have the meaning set forth on page 1 of this Agreement.
                  "End-User Customer" shall mean a Third Party who purchases the Finished Product for administration to a patient without any intermediary between the Third Party and the patient; provided, however, that the patient is the End-User Customer if Abbott or an Affiliate of Abbott provides the Finished
Product to the patient.
                  "Exclusive Option Period" shall have the meaning set forth in
                  Section 11.1 "Expanded Field Rights" shall have the meaning set forth in Section 11.1.2. "FDA" shall mean the United
                  States Food and Drug Administration or any successor body thereto.
                  "F.H. Faulding" shall mean F. H. Faulding & Co., Ltd., with which NaPro has entered into the Faulding Agreement.
                  "F.H. Faulding Formulation" shall mean the Paclitaxel product formulated and marketed by F. H. Faulding pursuant to the Faulding Agreement.
                  "Faulding Agreement" shall mean that certain Amended and Restated Master Agreement, as amended, by and between F.H. Faulding and NaPro, dated January 19, 1994 for the development, supply and licensing of products containing Paclitaxel.
                  "F.O.B." shall mean such delivery term as defined in the Uniform Commercial Code as adopted by the State of Illinois in effect as of the Effective Date.
                  "Field" shall mean the use of Paclitaxel for human antineoplastic uses as an intravenous, injectable or orally administered product, excluding Pro-Drug.
                  "Finished Product" shall mean Paclitaxel formulated for use in the Field, which shall mean NaPro Formulated Product, Abbott Formulated Product,
NaPro Oral Formulated Product, or any other formulation of Paclitaxel mutually agreed upon in writing by the Parties.



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                                                                    CONFIDENTIAL



                  "Finished Product Sales Volume" shall mean the number of units of a certain Finished Product sold in a Sales Year (or for the Base Period), and invoiced by Abbott, its Affiliates or distributors to End-User Customers for that Sales Year (or Base Period, as the case may be).
                  "Finished Product Specifications" shall mean the specifications for the manufacture of a Finished Product, which specifications shall be established by mutual agreement of the Parties pursuant to and as a result of the Development Plan, as such specifications may be amended from time to time, either: (a) by mutual written agreement of the Parties; or (b) in response to directives issued by a relevant governmental authority in connection with the registration or marketing of the Finished Product in a particular jurisdiction. As of the Effective Date, Preliminary Finished Product
Specifications are attached as Exhibit C-2, which Preliminary Finished Product
Specifications shall be replaced by the Finished Product Specifications, once established pursuant to the Development Plan.
                  "First Commercial Sale" shall mean the date of the first sale following Regulatory Approval of Finished Product in the United States by
Abbott, its Affiliates or distributors to a wholesaler or any End-User Customer, excluding any sales or transfers of Finished Product: (a) by Abbott to its Affiliates or distributors; (b) by Abbott's Affiliates to distributors; or (c) to any Party or Third Party in connection with pre-clinical evaluation, clinical trials or regulatory or safety testing.
                  "GMP" shall mean current good manufacturing practices as required by the Act and any other regulations of any governmental authority in any country whose approval is required to manufacture and sell the Product in the Territory.
                  [THIS PORTION HAS BEEN REDACTED.]
                  "IND" shall mean an Investigational New Drug Application, as defined in the Act, and any equivalent applications filed outside the United
States in the Territory in



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                                                                    CONFIDENTIAL


relation to the Finished Product in order that the Finished Product may be used for investigational clinical use with human subjects.
                  "Indemnifiable Losses" shall mean any and all Losses and any and all Claims by any Third Party.
                  "Indemnifying Party" shall mean any Person required to provide indemnification under this Agreement.
                  "Indemnitee" shall mean any Person entitled to seek indemnification under this Agreement.
                  "Indemnity Payment" shall mean any amount of Indemnifiable
Losses required to be paid pursuant to this Agreement.
                  "Initial Forecast" shall have the meaning set forth in Section
8.8.1.
                   "IVAX Agreement" shall mean that certain Termination
Agreement between NaPro and Baker Norton Pharmaceuticals, Inc. (a division of
IVAX Corporation) dated as of March 20, 1998 (which terminated and replaced the Original IVAX Agreement), a complete and unredacted copy of which has been provided to Abbott prior to the Effective Date and a full and complete copy of which has been attached hereto as Exhibit F-3.
                  "Joint Patent Rights" shall mean all patent applications and patents in the Territory during the Term which claim Joint Program Inventions.
Joint Patent Rights shall include all provisional, divisions, continuations, continuations-in-part, registrations, renewals, extensions, supplemental protection certificates, re-examinations, and reissues of the above patent applications and patents. The Joint Patent Rights shall be listed on Exhibit E-3 from time to time during the Term by the Parties in a manner that complies with
Section 18.6.
                  "Joint Program Invention" shall mean a Program Invention by two or more individuals, at least one of which is an employee, agent or subcontractor of each Party working on the Development Program at the time of the invention.



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                                                                    CONFIDENTIAL



                   "Loan Agreement" shall have the meaning set forth in the recitals to this Agreement.
                  "License" shall have the meaning set forth in Section 2.1.
                   "Loss" shall mean all loss, damage, cost and expense, including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises relating thereto; those arising out of or related to personal injury or death or patent infringement, and including reasonable attorneys' fees and out-of-pocket expenses in connection therewith.
                  "Marketing Committee" shall mean the committee comprised of three (3) representatives from Abbott and two (2) representatives from NaPro, which shall provide recommendations on Abbott's marketing activities for the Finished Product.
                  "Material Manufacturing Change"shall mean a change proposed by NaPro to either its manufacturing facilities or processes used in connection with the manufacturing of Bulk Drug that could, if implemented as proposed, either: (a) adversely affect the uninterrupted supply of Bulk Drug from NaPro to Abbott; (b) affect Abbott's manufacturing of Finished Product; or (c) adversely affect Abbott's ability to market and sell Finished Product.
                  [THIS PORTION HAS BEEN REDACTED]
                  "NDA" shall mean a New Drug Application, as such term is defined in the Act.
                  "NaPro Formulated Product" shall mean Bulk Drug in Cremophor
EL, stabilized with citric acid, as specified in Exhibit A-2, as such formulation may be amended by the Development Committee from time to time to incorporate improvements or other modifications.
                  "NaPro Know-How" shall mean proprietary, nonpatented information, data, trade secrets and technology (including, without limitation, Pre-Clinical and Clinical Data) which are useful in the Development Program and/or Commercial Use during the Term and



                                                     10

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                                                                    CONFIDENTIAL


which are owned or controlled by NaPro and NaPro's Affiliates (including joint ownership rights with any Third Party), with the right to license, or licensed to NaPro, with the right to sublicense, but excluding Joint Program Inventions.
                  "NaPro Oral Formulated Product" shall mean Paclitaxel formulated as specified in Exhibit A-3, as amended by the Development Committee from time to time to incorporate improvements or other modifications.
                  "NaPro Patents" shall mean all patents and patent applications owned by NaPro or licensed to NaPro with the right to license in the Field in the Territory listed on Exhibit E-1.
                  "NaPro Patent Rights" shall mean: (a) the NaPro Patents; and
(b) all patent applications and patents which are owned by NaPro and NaPro's
Affiliates (including joint ownership with any Third Party, but not including
Joint Patent Rights) with the right to license, or licensed by NaPro and NaPro's
Affiliates from one or more Third Parties with the right to sublicense in the Field in the Territory. NaPro Patent Rights shall include all provisionals, divisions, continuations, continuations-in-part, registrations, renewals, extensions, supplemental protection certificates, re-examinations, and reissues of the above patent applications and patents.
                  "NaPro Technology" shall mean NaPro Know-How, NaPro Patent
Rights, NaPro's interest in Joint Patent Rights and Joint Program Inventions, and NaPro's and its Affiliates' interest in Third Party Technology.
                  "Net Sales" shall mean the gross Dollar amount of sales for the Finished Product in the Territory by Abbott, its Affiliates or distributors to End-User Customers and invoiced by Abbott, its Affiliates or distributors in a Sales Year, less deductions for the following charges or expenses directly attributable to sales of Finished Product:

     (a) allowances, adjustments and refunds separately and actually credited or paid, including credit or replacement product for rejected, damaged, outdated, returned, withdrawn and recalled Finished Product;



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     (b)  trade discounts, cash discounts, rebates or other discounts and wholesaler chargebacks actually credited, paid or granted, whether or not such discounts or rebates or chargebacks are paid directly to the
          End-User Customer;

     (c) non-cash consideration offered as a discount or other product incentive at fair market value, including, but not limited to free
          Finished Product;

     (d) transportation charges and Third Party handling charges (including, but not limited to, insurance, postage and freight costs);

     (e) sales taxes, value added, excise taxes and duties, and other similar charges related to the sale or use of the Finished Product invoiced to End-User Customers (but not including income taxes assessed against the income derived from the sale of the Finished Product);

     (f) management or administrative fees paid to End-User Customers or purchasing groups by Abbott;

      (g) commissions paid to Third Party distributors or sales agents
          (excluding commissions to individual sales representatives employed by Abbott or otherwise acting as an agent for Abbott) in connection with the sale of the Finished Product; and

      (h) any statutory or contractual rebates paid to any governmental entity including, but not limited to, rebates paid pursuant to the Medicaid/Medicare rebate legislation; provided, however, Net Sales shall not include sales to Affiliates or NaPro of samples and supplies for clinical studies and studies of the Finished Product conducted in connection with the Applications for Regulatory Approval and maintenance thereof and customer evaluation pursuant to this Agreement. No later than twenty-five (25) Business Days following the end of every Calendar Quarter, Abbott shall provide summary documentation supporting any of the deductions to Net Sales set forth above during the previous Calendar Quarter. Any sales or transfers among Abbott or Abbott Affiliates shall not be included in the definition of Net Sales.



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         In the event the invoice includes products other than the Finished
Product, then, if possible, such charges and expenses shall be allocated directly to the product or products to which they relate, including the Finished
Product. In the event any charges or expenses cannot be attributed to a specific product, including the Finished Product, then such charges and expenses shall be allocated on a pro-rata basis, based on the Dollar value of such products, including the Finished Product.
         In the event that the Parties desire to package the Finished Product in a kit with other products or components, the Parties shall negotiate financial terms of such arrangement, including the manner in which Net Sales shall be calculated in good faith.
         For any Sales Year which is less than a full calendar year, Net Sales in that Short Sales Year shall be annualized to arrive at a twelve (12) month equivalent; any payments, however, due for such Short Sales Year shall be based on actual Net Sales and not an annualized amount.
                  [THIS PORTION HAS BEEN REDACTED.]
                  "Original IVAX Agreement" means the Agreement between NaPro and Baker Norton Pharmaceuticals, Inc. dated as of June 7, 1993, as amended, which was terminated by the IVAX Agreement, a complete and unredacted copy of which has been provided to Abbott prior to the Effective Date.
                  "Other Territory Rights" shall have the meaning set forth in
Section 11.1.1.
                  [THIS PORTION HAS BEEN REDACTED.]
                  "Paclitaxel" shall mean the chemical entity of the formula set forth in Exhibit B-1.
                   "Paclitaxel Data" shall mean all data and information
contained within any Application for Regulatory Approval, any Regulatory
Approval and all Pre-Clinical Data and Clinical Data. However, solely for purposes of and as used in Article 11, the term "Paclitaxel Data" shall exclude that data and information obtained prior to the Effective Date by either Party or F. H. Faulding.



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                  "Party" or "Parties" shall mean either Abbott or NaPro, or both.
                   "Person" shall mean an individual, partnership, corporation, joint venture, unincorporated association, or other entity, or a government or department or agency thereof.
                  "Phase III Studies" shall mean a program of expanded,
controlled or uncontrolled clinical studies which are performed after preliminary evidence suggests the drug is effective and are intended to gather the additional information regarding the effectiveness and safety required to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for NDA approval and/or other equivalent Applications for
Regulatory Approval.
                  [THIS PORTION HAS BEEN REDACTED.]
                  "Pre-Bulk Drug" shall mean a stable intermediate compound
which can be used in the manufacture of the Bulk Drug.
                  "Pre-Clinical and Clinical Data" shall mean all data in any form (including, but not limited to case reports, raw data, etc.) regarding the use of Paclitaxel in the Field (including, but not limited to in vitro and in vivo studies) developed by, or acquired or obtained (with rights to use or reference) by either of the Parties or other agents, including, but not limited to, F.H. Faulding or any of its agents, or which is developed during the course of the Development Program.
                  "Preliminary Finished Product Specifications" shall mean those specifications listed in Exhibit C-2 as of the Effective Date.
                  "Primary Standard Product" shall mean high purity Paclitaxel in accordance with the Specifications set forth in Exhibit B-2, for use as a reference standard.
                  [THIS PORTION HAS BEEN REDACTED.]
                  "Pro-Drug" shall mean any drug that changes structure such that the active ingredient after administration into a patient is Paclitaxel as evidenced by a mutually agreed upon test or standard.



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                                                                    CONFIDENTIAL



                  "Program Invention" shall mean all inventions, innovations, ideas, or discoveries which arise during the Term and are used for the benefit of the Development Program which are first conceived and reduced to practice during the Development Program or in the period of four (4) months following the conclusion of the Development Program by one or more individuals who are employees, agents, contractors or subcontractors of one of the Parties.
                  "Protected Term" shall mean, solely with respect to a Stand-By
Manufacturing Source, a period of time equal to: (a) five (5) years after the date of termination of this Agreement, if this Agreement is terminated before the first anniversary of the Effective Date; (b) four (4) years after the date of termination of this Agreement, if this Agreement is terminated on or after the first, but before the second, anniversary of the Effective Date; (c) three
(3) years after the date of termination, if this Agreement is terminated on or after the second, but before the third, anniversary of the Effective Date; (d) two (2) years after the date of termination of this Agreement, if this Agreement is terminated on or after the third, but before the fourth, anniversary of the Effective Date; (e) one (1) year after the date of termination of this Agreement, if this Agreement is terminated on or after the fourth, but before the fifth, anniversary of the Effective Date; or (f) the earlier of seventeen
(17) years or the Term of this Agreement, if this Agreement is terminated on or after the fifth anniversary of the Effective Date.
                  "Q4 Day Schedule" shall mean the method of drug administration covered by U.S. Patent No. 5696153.
                  [THIS PORTION HAS BEEN REDACTED.]
                  [THIS PORTION HAS BEEN REDACTED.]
                  "Regulatory Approval" shall mean the approval by the regulatory authority(s) required in a particular country in the Territory in relation to the Finished Product in order that the Finished Product can be marketed and sold for Commercial Use in that country pursuant to the terms of this Agreement.



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                                                                    CONFIDENTIAL



                  "sNDA" shall mean a Supplemental New Drug Application, as defined in the Act.
                  "Sales Year" shall mean: (a) in the case of the first Sales
Year, the period of time from the Approval Date through and including December
31 of the calendar year in which the Approval Date falls (a "Short Sales Year"), and (b) in the case of each subsequent year, each twelve (12) month period beginning on January 1 and ending on December 31 or the termination date of this Agreement, during the Term. In order to accommodate accounting and sales reporting practices of Abbott's International Division, the term "Sales Year" may be modified to include a different twelve (12) month period solely with respect to sales within the Territory outside the United States.
                  "Short Sales Year" shall have the meaning set forth in the definition of "Sales Year" in this Section 1.1.
                  "Stand-by Manufacturing Source" shall mean either Abbott or a Third Party chosen by Abbott to provide supplies of Bulk Drug, as described in
Section 8.7.
                  "Stock Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.
                  "Term" shall have the meaning set forth in Section 15.1.
                  "Termination Fee" shall have the meaning set forth in Section
15.6.2.
                  "Territory" shall mean the following countries:  the United
States (and its territories and possessions, Puerto Rico and the U.S. Virgin
Islands) and Canada.
                  "Third Party" shall mean a Person other than a Party or an Affiliate of a Party.
                  "Third Party Claim" shall mean any Claim or Loss made or brought or asserted by any Third Party.
                  "Third Party Technology" shall mean all patents, patent applications, inventions, innovations, ideas and discoveries relating to Finished Product in the Field:



                                                     16

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                                                                    CONFIDENTIAL



(a) to which a Party obtains rights from a Third Party; (b) specifically relate to the Development Program; and (c) is obtained for Commercial Use.
                  "Unavailable Territories" shall have the meaning set forth in
Section 11.1.1.
                  "United States" shall mean the fifty (50) states and the District of Columbia.
                   "Valid Claim" shall mean one (1) or more claims of an issued and unexpired patent which neither has been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency or competent jurisdiction, that is either unappealable or unappealed within the time allowed for appeal, nor has been admitted by the holder of the patent to be invalid or unenforceable through reissue, disclaimer, abandonment or otherwise.
         1.2 References. References to Articles, Sections and Exhibits are references to the Articles, Sections and Exhibits of this Agreement unless otherwise stated.

                                    ARTICLE 2
                                  LICENSE GRANT
         2.1 NaPro Grant. Subject to the provisions of this Section 2.1, NaPro hereby grants to Abbott and its Affiliates an exclusive license under the NaPro
Technology to research and develop, make, have made, import, use, offer to sell and sell Finished Product in the Field in the Territory ("License"). Other than:
(a) the license granted to IVAX pursuant to the terms of the IVAX Agreement; (b) as required solely for NaPro's performance of its obligations under this Agreement; and (c) as otherwise explicitly granted to NaPro herein, such License shall be exclusive to Abbott, even to the exclusion of NaPro, and NaPro shall grant no further licenses to NaPro Technology to any Third Party in the Field in the Territory. In the event that Abbott determines to manufacture the Finished
Product in a country outside the Territory (solely for marketing, sale and use of Finished Product inside the Territory) NaPro shall grant to Abbott a license to the NaPro Technology (for which NaPro has the right to grant such license) solely for purposes of Abbott's manufacture of the Finished Product in such country. Except as specifically provided for in



                                                     17

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                                                                    CONFIDENTIAL



Section 10.8, NaPro will not enter into any agreement with a Third Party that is inconsistent with the provisions of this Section 2.1.
         2.2 Abbott Grant. Abbott hereby grants to NaPro a non-exclusive license
(without the right to sublicense without Abbott's prior written consent) during the Term to the Abbott Technology in the Field in the Territory solely to the extent necessary for NaPro to perform NaPro's duties and responsibilities under the terms of the Development Program; provided, however, that during the Term, Abbott will not grant any license to Abbott Technology for the manufacture, use, sale, or marketing of Finished Product to any Third Party other than: (a) in furtherance of the Development Program; or (b) in connection with the marketing of Finished product pursuant to this Agreement.
         2.3      Additional Licenses.
                  2.3.1 Related to NaPro. Except as provided in Section 2.3.2, in the event that a license to any Third Party Technology is required in order to: (a) manufacture Bulk Drug by NaPro and its Affiliates; (b) sell Bulk Drug by
NaPro and its Affiliates; (c) use Bulk Drug by NaPro and its Affiliates; (d) manufacture NaPro Formulated Product by NaPro and its Affiliates; (e) manufacture NaPro Formulated Product as disclosed in U.S. Patent No. 5,733,888 by or on behalf of Abbott; (f) make, use and sell Primary Standard Product; or
(g) use (including, but not limited to, in connection with the Development
Program), market or sell the NaPro Formulated Product for use related to the Q4
Day Schedule (in each such case without infringement of such Third Party
Technology), then NaPro shall use reasonable commercial efforts to secure promptly such license(s) to such Third Party Technology at NaPro's sole cost and expense (including, but not limited to, any up-front license fees, milestones and any royalties) and the cost and expense of such license shall not result in a change in Additional Consideration. Notwithstanding the foregoing, NaPro shall not be required to secure any license for the benefit of Abbott or a Stand-By
Manufacturing Source that NaPro itself would not be required to secure in order to comply



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with this Section 2.3.1. For any license that NaPro itself is required to secure, NaPro shall obtain the right to sublicense to Abbott and any Stand-By
Manufacturing Source.
                  2.3.2 Related to Abbott Formulated Product. Except as provided in Section 2.3.1, in the event that a license to any Third Party Technology is required in order to: (a) manufacture Abbott Formulated Product in the Territory; or (b) market or sell the Abbott Formulated Product for use related to the Q4 Day Schedule (without infringement of such Third Party Technology in the Territory), then Abbott shall use reasonable commercial efforts to secure promptly such license(s) to such Third Party Technology at Abbott's sole cost and expense (including, but not limited to, any up-front license fees, milestones and any royalties).
                  2.3.3 Other than Related to NaPro or Abbott Formulated
Product. In the event that a license to any Third Party Technology is required in order to manufacture, use (including, but not limited to in connection with the Development Program), market or sell any Finished Product other than the NaPro Formulated Product or the Abbott Formulated Product, (in each such case, without infringement of such Third Party Technology) then the Parties jointly through the Development Committee shall determine the strategy to pursue and obtain such license in the Territory. Neither Party shall commit to license such Third Party Technology without the prior written agreement of the other Party.
Unless otherwise agreed to by the Parties in writing, Abbott and NaPro shall each share equally in, and each shall be responsible for, fifty percent (50%) of the total cost and expense to secure and maintain such license(s) including, but not limited to, any up front license fees, milestones and royalties.
                                    ARTICLE 3
                      MILESTONE PAYMENTS AND OTHER FUNDING
         3.1 Milestone Payments. In addition to payments for Bulk Drug as set forth in Article 8, Abbott shall make the following one time milestone payments to NaPro, upon the following events:



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                                                                    CONFIDENTIAL



                  3.1.1 One Million Dollars ($1,000,000) on the Effective Date;
                  3.1.2 Except as otherwise may be provided in this Section 3.1,
                  [THIS
PORTION HAS BEEN REDACTED.];
                  3.1.3 Except as otherwise may be provided in this Section 3.1,
[THIS PORTION HAS BEEN REDACTED.];
                  3.1.4 Approval/First Commercial Sale Milestones. Regulatory
Approval and/or First Commercial Sale shall trigger milestone payments set forth in either 3.1.4.1 or 3.1.4.2, but not both.
                           3.1.4.1  If the first indication for a Finished
Product receiving Regulatory Approval [THIS PORTION HAS BEEN REDACTED.] within five (5) Business Days following the date of First Commercial Sale for a
Finished Product;
                                    3.1.4.1.1 if the second indication for a
Finished Product receiving Regulatory Approval [THIS PORTION HAS BEEN REDACTED.]
within thirty (30) Business Days following the date of Regulatory Approval in the United States of that second indication; and
                                    3.1.4.1.2  except as provided in 3.1.8, no
additional milestones for any additional indications or Regulatory Approvals.
                           3.1.4.2  If the first indication for a Finished
Product receiving Regulatory Approval [THIS PORTION HAS BEEN REDACTED.] within five (5) Business Days following the date of First Commercial Sale for a
Finished Product;                                     then, if the second
indication for the Finished Product receiving Regulatory Approval is either:
                 3.1.4.2.1 [THIS PORTION HAS BEEN REDACTED.] the
Regulatory Approval of which triggered payment of the [THIS PORTION HAS BEEN
REDACTED.] milestone set forth in the first sentence of Section 3.1.4.2, [THIS
PORTION HAS BEEN REDACTED.] within thirty (30) Business Days following the date of Regulatory Approval in the United States of that second indication and if the third



                                                     20

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indication for the Finished Product receiving Regulatory Approval [THIS PORTION
HAS BEEN REDACTED.] within thirty (30) Business Days following the date of Regulatory Approval in the United States of that third indication and, except as provided in Section 3.1.8, no additional milestones for any additional indications or Regulatory Approvals; or
                   3.1.4.2.2 [THIS PORTION HAS BEEN REDACTED.]
within thirty (30) Business Days following the date of Regulatory Approval in the United States of that second indication and, except as provided in Section
3.1.8, no additional milestones for any additional indications or Regulatory
Approvals.
                           3.1.4.3  For avoidance of doubt, in no event shall an
amount in excess of [THIS PORTION HAS BEEN REDACTED.] be payable by Abbott to NaPro pursuant to this Section 3.1.4.
                  3.1.5 [THIS PORTION HAS BEEN REDACTED.] within thirty (30)
Business Days after the end of the first Sales Year for which Net Sales of Finished Product exceeds [THIS PORTION HAS BEEN REDACTED.]
                  3.1.6 [THIS PORTION HAS BEEN REDACTED.] within thirty (30)
Business Days after the end of the first Sales Year for which Net Sales of Finished Product exceeds [THIS PORTION HAS BEEN REDACTED.]
                  3.1.7 [THIS PORTION HAS BEEN REDACTED.] within thirty (30)
Business Days after the end of the first Sales Year for which Net Sales of Finished Product exceeds [THIS PORTION HAS BEEN REDACTED.]
                  3.1.8 The amounts set forth in this Section 3.1.8 within thirty (30) Business Days after the first to occur of either: (a) 3.1.8.1 (Net
Sales threshold); or (b) 3.1.8.2 [THIS PORTION HAS BEEN REDACTED.] but not both, as set forth in either 3.1.8.1 or 3.1.8.2, respectively:



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                           3.1.8.1  [THIS PORTION HAS BEEN REDACTED.] following
the end of the first Sales Year for which Net Sales of Finished Product exceeds
[THIS PORTION HAS BEEN REDACTED.] or
                           3.1.8.2  in the event that Abbott directs (such
direction shall be made solely by the President of the Hospital Products
Division the Development Committee in writing to pursue studies evaluating [THIS
PORTION HAS BEEN REDACTED.] an amount paid as follows:
                   3.1.8.2.1 [THIS PORTION HAS BEEN REDACTED.]
following the date of the First Commercial Sale [THIS PORTION HAS BEEN
REDACTED.]
                                    3.1.8.2.2  [THIS PORTION HAS BEEN REDACTED.]
following the end of the first Sales Year which Net Sales of Finished Product exceeds [THIS PORTION HAS BEEN REDACTED.]
                           3.1.8.3   For the avoidance of doubt, in the event
that the milestone in Section 3.1.8.1 is earned, then the milestone in Section
3.1.8.2 may not be earned by NaPro and shall not be paid by Abbott.

All payments made pursuant to this Section 3.1 will be made upon written verification from NaPro to Abbott as set forth in Section 18.7 that the milestones have occurred. However, the payment referred to in Section 3.1.2 shall be made upon written verification from the Development Committee to Abbott that the requirements of the milestone set forth in Section 3.1.2 have been met.
The Development Committee shall either: (a) direct Abbott to make such payment;
or (b) advise Abbott and NaPro that such payment shall not be made, within ten
(10) Business Days following the Development Committee's receipt of all information (including FDA approval of the Development Program) necessary to determine to proceed with the Development Plan. The Development Committee must authorize the payment if the Development Committee determines to proceed with the Development



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                                                                    CONFIDENTIAL



Program. Any disagreement or dispute regarding the milestone payment pursuant to Section 3.1.2 shall be resolved pursuant to the provisions set forth in
Section 6.4.
         3.2 Single Payment Obligation. Each milestone payment set forth in
Section 3.1 shall not be made more than once with respect to the Finished
Product(s), regardless of the formulation(s) developed (e.g., the NaPro
Formulated Product, Abbott Formulated Product or NaPro Oral Formulated Product) the number of Applications for Regulatory Approval in the Territory, clinical trials or Regulatory Approvals that may be undertaken or granted with respect to the Finished Product(s), including, without limitation, such activities with multiple product forms or formulations of any Finished Product(s), combinations with different and/or additional active or inactive ingredients, additional indications, different delivery modalities and/or various dosage strengths. For the avoidance of doubt, in the event that the Abbott Formulated Product or NaPro
Oral Formulated Product is pursued either in lieu of or in addition to the NaPro
Formulated Product, any milestone set forth in Section 3.1 shall be paid only once during the Term and shall not be paid again.
         3.3 Other Funding. Abbott has also agreed to provide funding for NaPro's general working capital and operational needs under: (a) the Loan
Agreement pursuant to which Abbott shall lend NaPro up to Twenty Million Dollars
($20,000,000) with the borrowing base and terms for draws and security set forth therein; and (b) the Stock Purchase Agreement pursuant to which Abbott shall purchase up to two million (2,000,000) shares of Common Stock of NaPro as provided in and pursuant to the terms of the Stock Purchase Agreement.
         3.4 Use of Certain Milestone Payments. NaPro and Abbott agree that the funds from milestone payments set forth in both Sections 3.1.1 and 3.1.2 shall be used solely for purposes of the Development Program.




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                                    ARTICLE 4
                      ADDITIONAL FINISHED PRODUCT PAYMENTS
         4.1 Additional Consideration. In further consideration of the supply of
Bulk Drug to Abbott hereunder, Abbott shall pay to NaPro additional consideration equal to a portion of Abbott=s Net Sales in every Sales Year during the Term as follows:
                  4.1.1 [THIS PORTION HAS BEEN REDACTED.] of Net Sales of all
Finished Product other than Abbott Formulated Product in an amount up to but not including [THIS PORTION HAS BEEN REDACTED.] in a single Sales Year;
                  4.1.2 [THIS PORTION HAS BEEN REDACTED.] of Net Sales of all
Finished Product other than Abbott Formulated Product in an amount from [THIS
PORTION HAS BEEN REDACTED.] in a single Sales Year; and
                  4.1.3 [THIS PORTION HAS BEEN REDACTED.] of Net Sales of all
Finished Product other than Abbott Formulated Product in an amount of [THIS
PORTION HAS BEEN REDACTED.]
                   LESS (in all cases set forth in Section 4.1) the cost of Bulk
Drug for Commercial Use paid by Abbott pursuant to Section 8.2, 8.3 or Section
8.7 (the difference being the "Additional Consideration"). For clarification purposes in calculating, the cost of Bulk Drug shall be subtracted after the
Applicable Percentage is applied to Net Sales.
Notwithstanding the foregoing, in the event there is a Competitive Paclitaxel
Product being marketed and/or sold in any country in the Territory, with respect to that country in which the Competitive Paclitaxel Product is being marketed and/or sold, each of the percentage amounts specified in Sections 4.1.1 through
4.1.3, inclusive ("Applicable Percentages") shall be reduced as set forth in
Section 4.3. In the event that the calculation of a stated percentage of Net
Sales less the cost of Bulk Drug results in a negative number, such that no
Additional Consideration would be due by Abbott to NaPro, the negative number shall be carried forward to the next (one or more) Sales Years as a credit against the next payments



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of Additional Consideration otherwise owed by Abbott to NaPro until such credit has been fully applied or until there are no more Net Sales pursuant to this Agreement.
         4.2 Abbott Formulated Product in Lieu of or in Addition to NaPro
Formulated Product. Notwithstanding the provisions in Section 4.1, in the event that the Abbott Formulated Product is marketed and sold in lieu of or in addition to the NaPro Formulated Product, Abbott shall pay to NaPro Additional
Consideration equal to a portion of Abbott's Net Sales in every Sales Year during the Term as follows:
                  4.2.1 [THIS PORTION HAS BEEN REDACTED.] of Net Sales of Abbott
Formulated Product in an amount up to but not including [THIS PORTION HAS BEEN
REDACTED.] in a single Sales Year;
                  4.2.2 [THIS PORTION HAS BEEN REDACTED.] of Net Sales of Abbott
Formulated Product in an amount from [THIS PORTION HAS BEEN REDACTED.] in a single Sales Year;
                  4.2.3 [THIS PORTION HAS BEEN REDACTED.] of Net Sales of Abbott
Formulated Product in an amount of [THIS PORTION HAS BEEN REDACTED.] or more in a single Sales Year;
                   LESS (in all cases set forth in Section 4.2) the cost of Bulk
Drug for Commercial Use paid by Abbott pursuant to Section 8.2 or Section 8.7
(the difference being the "Additional Consideration"). For clarification purposes in calculating, the cost of Bulk Drug shall be subtracted after the Applicable Percentage is applied to Net Sales.

Notwithstanding the foregoing, in the event there is a Competitive Paclitaxel
Product being marketed and/or sold in any country in the Territory, with respect to the country in which the Competitive Paclitaxel Product is being marketed and/or sold, each of the percentage amounts specified in Sections 4.2.1 through 4.2.3, inclusive ("Applicable Percentages") shall be reduced as set forth in
Section 4.3. In the event that the calculation of a stated percentage of Net
Sales less the cost of Bulk Drug results in a negative number, such that no



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Additional Consideration would be due by Abbott to NaPro, the negative number shall be carried forward to the next (one or more) Sales Years as a credit against the next payments of Additional Consideration otherwise owed by Abbott to NaPro until such credit has been fully applied or until there are no Net
Sales pursuant to this Agreement.
         4.3 Reduction in Applicable Percentages Due to Competitive Paclitaxel
Product. Notwithstanding Section 4.1 and Section 4.2, with respect to the sale of a particular Finished Product in any country in the Territory in which a Competitive Paclitaxel Product (of same or similar formulation or mode of delivery) is also marketed and/or sold:
                  4.3.1 If the Average Selling Price or Finished Product Sales
Volume has been reduced by as much as [THIS PORTION HAS BEEN REDACTED.] lower than it was for the Base Period but less than [THIS PORTION HAS BEEN REDACTED.]
lower than it was for the Base Period, then the Applicable Percentages shall be as follows:
                           4.3.1.1 in the case of Section 4.1.1, [THIS PORTION
HAS BEEN REDACTED.]
                           4.3.1.2 in the case of Section 4.1.2, [THIS PORTION
HAS BEEN REDACTED.]
                           4.3.1.3 in the case of Section 4.1.3, [THIS PORTION
HAS BEEN REDACTED.]
                           4.3.1.4 in the case of Section 4.2.1, [THIS PORTION
HAS BEEN REDACTED.]
                           4.3.1.5 in the case of Section 4.2.2, [THIS PORTION
HAS BEEN REDACTED.]
                           4.3.1.6 in the case of Section 4.2.3, [THIS PORTION
HAS BEEN REDACTED.]

                  4.3.2 If the Average Selling Price or Finished Product Sales
Volume has been reduced by [THIS PORTION HAS BEEN REDACTED.] or more than it was for the



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Base Period then Abbott and NaPro shall meet to renegotiate and revise in good faith the rate applied to Net Sales to be used in the calculation of Additional
Consideration and the Applicable Percentages to share available profit on a basis equivalent to that set forth in Sections 4.1 through 4.3 and profit distribution as originally contemplated by the Parties in this Article 4.
         In any Sales Year following the reduction of the Applicable Percentages required by the foregoing clauses 4.3.1 and 4.3.2, and regardless of whether a Competitive Paclitaxel Product is being sold in such following Sales Year, when and if the Average Selling Price is less than [THIS PORTION HAS BEEN REDACTED.]
lower than it was for the Base Period with respect to which the Applicable
Percentage was reduced for not less than two (2) Consecutive Calendar Quarters, then the Applicable Percentage shall be restored to the amounts specified in Sections 4.1.1 through 4.1.3 and/or 4.2.1 through 4.2.3, as applicable. Any increases and decreases in the Applicable Percentages required by this Section
4.3 shall take effect thirty (30) days after the Average Selling Price has either increased or decreased and the Applicable Percentage adjusted accordingly.
         4.4 Adjustments to Additional Consideration. In addition to adjustments due to a Competitive Paclitaxel Product, as set forth in Section 4.1 through 4.3, the amount of Additional Consideration payable with respect to each Calendar Quarter as determined by Sections 4.1 through 4.3 shall be further decreased (but not to less than zero) by any excess cost to manufacture Bulk
Drug by Abbott's Stand-by Manufacturing Source as set forth in Section 8.7.2.
Such reduction for excess cost to manufacture Bulk Drug shall be applied after the reduction for the cost of Bulk Drug specified in Section 4.1 or 4.2.
         4.5 Increase or Decrease in Additional Consideration for Additional
Licenses. In the event that a license to any Third Party Technology is required as set forth in Section 2.3.1, 2.3.2 or 2.3.3 there shall be no change in Additional Consideration.
         4.6      Net Sales Reports and Payments.  Commencing with the first
Calendar Quarter in which Abbott makes the First Commercial Sale in the Territory, Abbott shall



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provide NaPro with a written report of Net Sales on a country-by-country basis:
(a) within forty-five (45) days after the last day of March, June, September and December and the related computation of Additional Consideration accruing on Net
Sales in the United States during the three (3) preceding calendar months; and
(b) within seventy-five (75) days after the last day of February, May, August and November and the related computation of Additional Consideration accruing on Net Sales in the Territory in countries other than the United States during the three (3) preceding calendar months. Concurrently with the submission of each such written report, Abbott shall pay or cause to be paid to NaPro the total amount shown to be due thereon. The periods set forth in (b) above shall be modified to accommodate sales reporting practices of Abbott's International
Division.
         4.7 Currency. Abbott shall make all payments to NaPro pursuant to this Agreement in Dollars. Additional Consideration shall be first determined by Abbott in the currency of the country where the Net Sales were made and then converted by Abbott directly to its equivalent in Dollars. The rates of exchange for converting the currencies involved to Dollars as quoted by The Wall Street
Journal, Midwest Edition, as Foreign Exchange Rates based on the average of the market rate at the last Business Day of the prior Calendar Quarter and the last
Business Day of the current Calendar Quarter in which the Additional
Consideration was earned shall be used by Abbott to determine such conversion rates.
         4.8 Sales Between Abbott and Affiliates. No Additional Consideration shall be payable to NaPro on sales between Abbott and its Affiliates or on sales between Abbott or its Affiliates and distributors.
         4.9 Loan Agreement Offset. In the event of an Event of Default (as defined in the Loan Agreement) by NaPro (that is not subject to a bone fide dispute by NaPro as permitted pursuant to the Loan Agreement) on any payments due to Abbott pursuant to the terms of the Loan Agreement by a period of time in excess of thirty (30) days, in addition to any and all rights Abbott may have under the Loan Agreement Abbott may, at Abbott's



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option, offset any payment due NaPro for milestone or Additional Consideration against payments due by NaPro to Abbott pursuant to the Loan Agreement
(including principal, interest and any applicable penalties). Any withholding or offset of payments for milestones or Additional Consideration by Abbott pursuant to this Section 4.9 shall not constitute a breach, Material Breach or any other default by Abbott under this Agreement or waiver of NaPro's obligations under the Stock Purchase Agreement or the Loan Agreement.

                                    ARTICLE 5
                    PAYMENT, RECORD KEEPING AND AUDIT RIGHTS
         5.1 Method of Payment. All payments by either Party to the other Party under this Agreement (including, but not limited to, Abbott's milestone payments under Article 3, research and development payments under Article 6, and Additional Consideration payments under Article 4) shall (except as expressly permitted by this Agreement) be made without deduction of any withholdings for any purposes other than taxes, if applicable, to the extent required by law. In the event of any tax withholding or other withholding permitted pursuant to this Agreement, the paying Party shall provide the receiving Party with the best available evidence of the taxes or other amount withheld as well as any relevant certificates, documents or other evidence required for national, state or local tax credit and reporting purposes. Abbott may offset payments for milestones or Additional Consideration owing to NaPro against any amounts owed by NaPro to Abbott which are past due except for those amounts disputed in good faith by NaPro. Payments hereunder shall not be creditable against any other amounts payable by the other Party under this Agreement, except as otherwise expressly stated in this Agreement. Payments shall be made by either wire transfer or electronic funds transfer to an account designated by the receiving Party in advance and in writing.
         5.2 Record Keeping and Audit Rights. Each Party shall keep or cause to be kept accurate records relating to Net Sales, Additional
Consideration, Development Program



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expenses and any other costs and expenses subject to payment or reimbursement by either Party to the other Party in sufficient detail to enable the amounts payable hereunder to be determined.
                  5.2.1 Audit of Net Sales. For the purposes of verifying Net
Sales and other payments due to NaPro under this Agreement, Abbott shall on an annual basis prior to May 31 of each Sales Year provide its report of payments of Additional Consideration due by Abbott to NaPro to the auditors for NaPro including a report on sales of Finished Product by Finished Product in each of the countries within the Territory as well as information on all applicable selling prices in each of the countries within the Territory, and other records pertinent to the loss, corruption, contamination, or destruction of Finished
Product. NaPro, at its expense (except as provided below), shall have the right to hire an independent accountant, upon reasonable notice and during normal business hours but not more than once per Sales Year, to review Abbott's books and records relating to Net Sales or other payments of Additional Consideration or milestones made pursuant to this Agreement. If there is an underpayment disclosed during such audit, Abbott shall promptly pay NaPro the amount of such underpayment. If there is an overpayment disclosed during such audit, NaPro shall promptly reimburse Abbott for the amount of such overpayment. Should any underpayment equaling or exceeding five percent (5%) of the Additional
Consideration payments due over any twelve (12) month period be detected, then the cost of such audit shall be borne by Abbott and any such underpayment shall be promptly paid.
                  5.2.2 Audit of Development Costs. Each Party shall have the right, not more than once per Sales Year, to hire an independent accountant and that accountant may, upon reasonable notice and during normal business hours, review the other Party's books and records relating to Development Costs pursuant to this Agreement. If there is an underpayment disclosed during such audit, the Party underpaying shall promptly pay the other Party the amount of such underpayment. If there is an overpayment disclosed during such audit, the Party that overpaid shall be promptly reimbursed by the other Party for the



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amount of such overpayment. Should any underpayment or overcharge equaling or exceeding five percent (5%) of the payments due over any twelve (12) month period be detected, then the cost of such audit shall be borne by the Party owing monies and any such underpayment or overcharge shall be promptly rectified.
                                    ARTICLE 6
                        RESEARCH AND DEVELOPMENT PROGRAM
         6.1 Research and Development. Each Party shall use its commercially reasonable efforts to develop one or more Finished Product(s) and obtain
Regulatory Approval for one or more Finished Product(s) for sale and Commercial
Use within the Territory in the Field for the indications described in the Development Plan or other indications agreed upon by the Development Committee.
                  6.1.1 Responsibilities. The general responsibilities of the Parties (which may be modified by the Development Committee to achieve the most efficient execution of the Development Program) are set forth in this Section
6.1.1.

                            6.1.1.1 NaPro Responsibilities. In general, NaPro
shall be responsible for the following: (a) submission and maintenance of the Bulk Drug DMF and Bulk Drug supply for the Development Program; (b) procuring, as necessary, clinical supplies of finished Paclitaxel product in the form of NaPro Formulated Product, or other formulation as determined by the Development
Committee, suitable for use in clinical studies in order to obtain Regulatory
Approval; and (c) providing clinical supplies of Finished Product using NaPro's formulation until Abbott is approved as a manufacturer and/or receives
Regulatory Approval, as necessary.

                            6.1.1.2 Abbott Responsibilities. In general, Abbott
shall be responsible for the following: (a) finishing the Bulk Drug into a finished dosage form for patient administration as a Finished Product for Commercial Use; (b) reviewing, preparing, with input from NaPro, and filing the Applications for Regulatory Approval as holder of the NDA or equivalent; and (e) maintaining the Application for Regulatory Approval.



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                            6.1.1.3 Joint Responsibilities. NaPro and Abbott
shall jointly be responsible for the following: (a) conducting clinical research and clinical studies and trials for the Finished Product(s) in accordance with the Development Plan under supervision of the Development Committee; (b)
preparing clinical and pre-clinical documentation necessary for submitting
Application(s) for Regulatory Approval in accordance with the Development Plan under supervision of the Development Committee, including but not limited to pre-clinical and toxicology data; (c) administering the Development Program subject to the supervision and direction of the Development Committee.
                  6.1.2 Development Plan. The Parties shall pursue the
activities and the development and Regulatory Approval of Finished Product(s) in
accordance with the Development Plan, which more specifically sets forth the responsibilities of each Party. The Parties understand and agree that many deviations from or changes to the Development Plan will result from: (a) study outcomes; (b) information received from the FDA or applicable regulatory authorities in countries other than the United States within the Territory from time to time; or (c) action by the Development Committee. Development Plan activities are targeted to expedite Regulatory Approval from the FDA or applicable regulatory authority within the United States and shall not in any way be compromised or delayed to facilitate registrations outside the United
States. Any non-material deviation from or change to the Development Plan shall require the prior written agreement of both Parties through action at the
Development Committee level. Any material deviation from or change to the
Development Plan shall require the prior written agreement of either the
President of the Hospital Products Division or Divisional Vice President of
Pharmaceutical and Clinical Development of the Hospital Products Division of
Abbott and the CEO of NaPro. A "material deviation" shall include, but not be limited to, a deviation causing delay in the development schedule for more than three (3) months or increases in Development Costs by more than One Hundred
Thousand Dollars ($100,000.00) in any Calendar Quarter.
                  6.1.3    Formulation.  [THIS PORTION HAS BEEN REDACTED.]



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         6.2 Development Plan Funding. The research and development activities set forth in the Development Plan shall be funded by the Parties as set forth in this Section 6.2. All costs of the Development Program (whether such costs be incurred by Abbott or NaPro) shall be aggregated and shall be paid to either
Abbott or NaPro (or a Third Party) as appropriate. The Abbott full time equivalent (FTE) rate schedule and the NaPro full time equivalent (FTE) rate schedule shall be attached as Exhibit D-2 which rates for both Abbott and NaPro shall be commensurate with the type of work performed. The full time equivalent
(FTE) rates shall be subject to adjustment based on general inflationary factors.
                  6.2.1 Up to Twenty Million Dollars. NaPro shall fund the first
Twenty Million Dollars ($20,000,000) of Development Costs associated with performance of the activities set forth in the Development Plan including, but not limited to, clinical and pre- clinical activities in support of the
Application for Regulatory Approval to commercialize a Finished Product. The
Twenty Million Dollars ($20,000,000) shall be applied to research and development activities set forth in the Development Plan, and Development Costs associated with such research and development activities, beginning on and following the Effective Date.
                  6.2.2 Above Twenty Million Dollars. In the event that funds in excess of the Twenty Million Dollars ($20,000,000) set forth in Section 6.2.1 are necessary to continue and complete the Development Plan in order to obtain
Regulatory Approval and commercialize a Finished Product, the Development
Committee shall meet to discuss the further activities necessary and the budget to complete the Development Plan activities to commercialize a Finished Product.
The Development Committee shall establish the budget for funding of the
Development Plan activities beyond Twenty Million Dollars ($20,000,000), and
Abbott and NaPro shall share equally (fifty percent (50%) by each Party) the
Development Costs identified pursuant to this Section 6.2.2. In the event that
NaPro determines in good faith that it is unable to fund further Development
Costs due to severe financial distress or bankruptcy, NaPro may request that
Abbott pay NaPro's fifty percent



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(50%) share of the Development Costs as set forth in this Section 6.2.2. Abbott may, in Abbott's sole discretion, fund all or a portion of NaPro's fifty percent
(50%) share of Development Costs as set forth in this Section 6.2.2. For any of NaPro's share of the Development Costs that Abbott assumes, Abbott shall receive a credit against Additional Consideration payments due by Abbott to NaPro as set forth in Article 4 in an amount equal to the total which Abbott provides for NaPro's share of the Development Costs, plus interest at the prime rate of interest as published by the Wall Street Journal, Midwest Edition, on the date of the payment of the Development Costs by Abbott, accrued over and until such time as the amount paid with such interest shall have been fully credited against Additional Consideration payments. Notwithstanding the foregoing, in the event that Development Plan expenses pursuant to this Section 6.2.2 shall exceed
[THIS PORTION HAS BEEN REDACTED.] for which each Abbott and NaPro shall be responsible for [THIS PORTION HAS BEEN REDACTED.] prior to incurring any further
Development Plan expenses, the Development Committee shall obtain the prior written approval of the President of the Abbott Hospital Products Division and the Chief Executive Officer of NaPro.
                  6.2.3 Performance. All activities to be performed pursuant to the Development Plan which are indicated to be "Abbott responsibilities" or "NaPro responsibilities" or "joint responsibilities" under the Development Plan shall be performed by the respective Party on a FTE for the benefit of the Development Program. The invoices shall be paid: (a) by NaPro out of the funds identified and provided pursuant to Sections 6.2.1 and 6.2.2; or (b) by Abbott out of the funds identified and provided pursuant to Sections 6.2.2, within thirty (30) days following receipt of the invoice. Furthermore, each Party, in its discretion, may request the other Party to provide services or activities for the requesting Party which the requesting Party's responsibility in the Development Plan. Subject to mutual written agreement of the Parties, the requested Party shall provide such services at a FTE rate set forth for the requested Party in the Development Plan. In such



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case, the Party providing the service shall record services performed and shall provide an itemized accounting and invoice the Development Program for such services. Either Party may also engage Third Parties, approved by the Development Committee, to perform services or activities pursuant to the Development Plan at negotiated rates approved by the Development Committee.
Development Costs and permitted charges are set forth on Exhibit D-2.
         6.3 Development Costs Quarterly Budgets and Reports. The Development
Committee shall establish quarterly budgets for Development Costs on a Calendar
Quarter basis not less than thirty (30) days prior to the first day of each Calendar Quarter. Within thirty (30) days following the last day of each Calendar Quarter, each Party shall provide to the other Party a written report, including an itemized accounting and invoice, of all Development Costs incurred by it during the Calendar Quarter. The Development Committee shall have the right to review the report submitted by either Party and verify the purpose and amounts of the Development Costs. Approved invoices shall be paid net thirty
(30) days in accordance with Section 5.1.
         6.4 Development Committee. The Development Committee shall develop and review a program for compliance with the requirements to obtain Regulatory
Approval and commercialize Finished Products in countries in the Territory and monitor such program. The Development Committee will meet no less frequently than once each Calendar Quarter to review clinical studies underway and to discuss and consider clinical studies covering, among other things, additional cancer indications and/or improvements to formulation and performance of Finished Product. Each Party may appoint substitutes for its committee members and each Party shall be permitted to send additional observers to committee meetings to discuss other strategic issues, to include, but not be limited to, regulatory, intellectual property, licensing and litigation matters. The site for such Development Committee meetings shall alternate between the NaPro and Abbott facilities, or be held at such other locations as may be mutually agreed.
Travel by the three (3) Development



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Committee members (or their designees) from each of Abbott and NaPro shall be considered a reimbursable expense of the Development Program pursuant to Sections 6.2.1 or 6.2.2, as applicable. Travel by attendees of the Development
Committee meetings other than the three (3) Development Committee members (or their designees) from each Party shall not be considered a reimbursable expense of the Development Program pursuant to Sections 6.2.1 or 6.2.2, as applicable.
Decisions required or permitted under this Agreement to be made by the Development Committee, shall be with each member of the Development Committee having one (1) vote and the affirmative vote of a simple majority of the members being required to constitute action by the Development Committee. In the event of an absence of a member, another member representing the same Party as the absent member may cast a vote on behalf of the absent member. In the event that the members of the Development Committee cannot agree on a matter, the matter shall be submitted: (a) first, to the Divisional Vice President of Pharmaceutical and Clinical Development of the Abbott Laboratories Hospital
Products Division or in the case of matters specifically applicable to Canada, his or her equivalent in Abbott International and the Chief Executive Officer of NaPro for resolution and if no resolution is reached, then (b) second, to the President of the Abbott Hospital Products Division or his or her designee or in the case of matters specifically applicable to Canada, his or her equivalent in Abbott International and the CEO of NaPro, or his or her designee, for determination. If a determination is not made through either (a) or (b) above, the matter shall be resolved in accordance with the ADR procedures set forth in Exhibit G. In the event that one Party desires to pursue additional indication(s) (other than as described in the Development Plan) for the Finished
Product and the Development Committee cannot make a determination by majority vote to pursue such additional indication, then the Party proposing the new indication may pursue and fund the research and development required for such new indication at its own expense; provided, however, with respect to such new indication, the data and right of reference for any Application for Regulatory
Approval for any uses outside the Field or outside the Territory



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(either within or outside the Field) that arise during the research and development for such new indication(s), shall be exclusively that Party's and the provisions and rights set forth in Article 11 for that indication or data shall not apply. Notwithstanding anything to the contrary, in the event that NaPro funds and pursues the additional indication (other than as described in the Development Plan) in the Territory in the Field on its own, Abbott shall have the right to market and sell the Finished Product for such indication and for Finished Product manufactured and sold by Abbott, Abbott shall pay NaPro milestones earned pursuant to Article 3, if applicable, and Additional
Consideration pursuant to Article 4.
         6.5 Finished Product Packaging. All packaging matters (including label, outer packaging, package insert and any other aspects of Finished Product packaging for commercial supply) for Finished Products shall be determined by Abbott. Abbott shall use its reasonable commercial efforts to obtain approval from the FDA or other regulatory authorities (in countries within the Territory outside the United States) for NaPro's name to appear on the package insert as the manufacturer of the Bulk Drug. In the event that the FDA or other regulatory authority does not grant approval for the identification of NaPro as the manufacturer of the Bulk Drug on the Finished Product package insert, Abbott shall have no obligation to identify NaPro as the manufacturer of the Bulk Drug or pursue the matter further. In the event that the FDA or other regulatory authority approves the identification of NaPro as the manufacturer of Bulk Drug, NaPro shall grant to Abbott the royalty-free right to use and print NaPro's name and if desired by Abbott, corporate logo and trademark on the package insert. In the event that Abbott has need to purchase Bulk Drug from a Stand-By
Manufacturing Source, and Abbott is required to change the package insert or such other packaging which identifies NaPro as the Bulk Drug manufacturer, NaPro shall pay all costs incurred by Abbott to change the package insert for Finished
Product containing Bulk Drug manufactured by the Stand-By Manufacturing Source.
All costs (excluding marketing related costs) incurred by Abbott in the development of packaging and labeling materials for



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the Finished Product shall be Development Costs reimbursable out of Development
Plan Funds.
         6.6 Pro-Drug Development. In the event that NaPro elects to pursue the development of an identified NaPro owned or in-licensed Pro-Drug ("NaPro
Pro-Drug"), NaPro shall provide to Abbott (under an appropriate confidentiality agreement) a development plan and substantive data, including proof of principle
(which may or may not include human data), for that NaPro Pro-Drug in order to allow Abbott to adequately evaluate the opportunity to collaborate with NaPro on the NaPro Pro-Drug and include the NaPro Pro-Drug in the Development Program.
NaPro shall allow Abbott not less than ninety (90) Business Days to evaluate the opportunity. During such ninety (90) day period, NaPro shall not discuss the NaPro Pro-Drug opportunity with any Third Party. If Abbott is interested in working with NaPro on the NaPro Pro-Drug and including the NaPro Pro-Drug in the Development Program, Abbott shall so notify NaPro in a writing executed by the President of Abbott's Hospital Products Division and the NaPro Pro-Drug shall be included within Development Program and the definition of "Finished Product" under this Agreement shall include any Pro-Drug, whether developed by Abbott or NaPro. Abbott shall not be obligated to pay any milestone payments (except payments that would be due under Sections 3.1.2 through 3.1.8 which have not previously been paid as described in Section 3.2) or other fees in connection with the NaPro Pro-Drug, other than through sharing expenses for the research and development in connection with the development and Regulatory Approval of the NaPro Pro-Drug as a Finished Product as contemplated by Section 6.2. In the event that Abbott does not elect to include NaPro Pro-Drug in the Development
Program and within the definition of "Finished Product", NaPro may develop the NaPro Pro-Drug on its own and Abbott shall not have rights to that certain NaPro
Pro- Drug Product in the Territory.




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                                    ARTICLE 7
                         CLINICAL AND REGULATORY MATTERS
         7.1 Pre-Clinical/Clinical Data. NaPro shall supply to Abbott all
Pre-Clinical and Clinical Data and any other data and information necessary (as determined by the Development Committee) for Abbott to compile, prepare and file all necessary Applications for Regulatory Approval to obtain Regulatory Approval and to commercialize the Finished Products in the Territory. The rights to use all such Pre-Clinical and Clinical Data provided by NaPro in the Territory in the Field shall be jointly owned by NaPro and Abbott.
         7.2 Regulatory Submission and Maintenance. Abbott shall be responsible with input from NaPro, for compiling, preparing and filing all necessary
Application(s) for Regulatory Approval for the Finished Product(s) in the
Territory. NaPro shall, upon request of Abbott, use its best efforts to provide additional information to complete the Application(s) for Regulatory Approval.
The filing fees for the Application(s) for Regulatory Approval and fees for maintaining the Regulatory Approval shall be treated as a Development Cost. The
IND(s) shall be transferred to Abbott in sufficient time to support all
Application(s) for Regulatory Approval in accordance with the Development Plan.
Abbott shall be the sponsor and holder/owner of each Application for Regulatory
Approval except as provided in Sections 6.1.2.
         7.3 Bulk Drug DMF. NaPro shall have sole ownership of its DMF related to the manufacture and control of Bulk Drug submitted in support of any
Application for Regulatory Approval. Abbott shall have the right to reference the data and information in the DMF for the Bulk Drug for purposes of filing an
Application(s) for Regulatory Approval in the Territory in the Field and
qualifying a Stand-By Manufacturing Source for the Bulk Drug, as described in
Section 8.7. The DMF for the Stand-By Manufacturing Source shall be owned by
Abbott or the Third Party with which Abbott contracts as the Stand-By
Manufacturing Source.



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         7.4 Regulatory Approval Ownership. Abbott shall own the Regulatory
Approvals. NaPro shall not have the right to access the Regulatory Approval without Abbott's prior written consent, except as provided in Section 6.4 and
Article 11.

                                    ARTICLE 8
                   BULK DRUG MANUFACTURE, PURCHASE AND SUPPLY
         8.1      Requirements and Exclusivity
                  8.1.1 Purchase and Sale. Pursuant to the terms and subject to the conditions of this Agreement: (a) NaPro and NaPro's Affiliates shall sell exclusively to Abbott and Abbott's Affiliates [THIS PORTION HAS BEEN REDACTED.]
Paclitaxel for manufacture and sale of Finished Product in the Territory in the Field; (b) Abbott and Abbott's Affiliates shall purchase exclusively from NaPro and NaPro's Affiliates (except as permitted by Section 8.7), Paclitaxel for manufacture and sale of Finished Product in the Territory in the Field; (c)
NaPro and NaPro's Affiliates shall sell and deliver all of Abbott's and Abbott's
Affiliates requirements of Paclitaxel for manufacture or formulation into Finished Product for use in the Territory in the Field; and (d) Abbott and Abbott's Affiliates shall purchase and take delivery of all their requirements of Paclitaxel exclusively from NaPro and NaPro's Affiliates for Abbott's and Abbott's Affiliates' sale of Finished Product for use in the Territory in the Field.
                  8.1.2 Limitations on NaPro Sale. Neither NaPro nor any of its
Affiliates shall manufacture, market, sell or distribute Paclitaxel in the Territory for use in the Field, except to Abbott as provided in this Agreement.
Except as required by the IVAX Agreement as described in Section 8.1.1, NaPro shall not sell or otherwise transfer Paclitaxel to any Third Party, either inside or outside the Territory for use, manufacturing, sale or distribution by such Third Party in any form, whether in bulk or any form of Finished Product, in the Territory in the Field.



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                  8.1.3 NaPro Enforcement of Limitations. NaPro shall: (a)
prohibit its customers outside the Territory with whom NaPro has supply agreements for Bulk Drug as permitted pursuant to Section 8.1.2 or other product containing Paclitaxel from selling any product containing Paclitaxel in the
Territory in the Field, and (b) take all reasonable steps necessary to prevent any product containing Paclitaxel sold in the Territory for use outside the
Field from being used in the Field. In order for Abbott to monitor such activities and compliance with the terms of this Section 8.1, NaPro shall notify
Abbott in writing of the name of such Third Parties to which NaPro supplies
Paclitaxel, along with the use of the product and the field of use or other rights with respect to Paclitaxel within thirty (30) days following the effectiveness of a license or supply arrangement. If such arrangement exists prior to the Effective Date, such licensees or customers are listed in Exhibit
F-1. The obligations of NaPro pursuant to clause (b) of this Section 8.1.3 may require NaPro to take action to compel its customers or distributors to comply with their contractual obligations to NaPro by terminating supplies of
Paclitaxel, if necessary, and/or altering packaging or formulation to discourage or, if necessary, to preclude use of Paclitaxel in the Field in the Territory.
                  8.1.4 Limitations on Abbott Resale. Neither Abbott nor any of
its Affiliates shall resell any Bulk Drug sold to it by NaPro, except to any party which Abbott enters into an agreement with to perform one or more aspects of the manufacturing, finishing or packaging processes for the Finished Product.
Neither Abbott nor any of its Affiliates shall sell any Finished Product for sale or resale outside the Territory or for use outside the Field.
         8.2 Pricing. The purchase price that Abbott shall pay for Bulk Drug supplied by NaPro to Abbott shall be as set forth in this Section 8.2.
                  8.2.1 Development Use. The F.O.B. Boulder (or other NaPro
facility approved by Abbott) price that NaPro shall charge the Development
Program for Bulk Drug, for Development Use shall be [THIS PORTION HAS BEEN
REDACTED.] of Bulk



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Drug. Notwithstanding the foregoing, so as to not financially overburden the
Development Program or unnecessarily deplete Development Program funds, in the event that NaPro's cost for Bulk Drug is reduced below [THIS PORTION HAS BEEN
REDACTED.] , then the cost of Bulk Drug for Development Use shall be reduced to NaPro's cost, but in no event to less than [THIS PORTION HAS BEEN REDACTED.] per gram.
                  8.2.2 Primary Standard Product. The F.O.B. Boulder (or other
NaPro facility approved by Abbott) price that: (a) NaPro shall charge Abbott
(or, as appropriate, the Development Program); and (b) Abbott (or, as appropriate, the Development Program) shall pay NaPro for Primary Standard
Product shall be [THIS PORTION HAS BEEN REDACTED.] of Primary Standard Product .
                  8.2.3 Commercial Use. The F.O.B. Boulder (or other NaPro
Facility approved by Abbott) price that NaPro shall charge and Abbott shall pay for Bulk Drug, for Commercial Use shall be [THIS PORTION HAS BEEN REDACTED.] of
Bulk Drug.
                  8.2.4 Restoration or Replacement of Bulk Drug. In the event that Bulk Drug that met Bulk Drug Specifications at the time of delivery to Abbott has become corrupted, contaminated or damaged, at Abbott's request, NaPro shall provide to Abbott a written estimate of the cost to restore the Bulk Drug to Bulk Drug Specifications (subject to all applicable regulatory requirements including the ability to make such restoration pursuant to the Bulk Drug DMF).
Abbott shall have the option to direct NaPro to use its reasonable best efforts to restore the corrupted or contaminated Bulk Drug to meet Bulk Drug
Specifications (subject to all applicable regulatory requirements), or replace the corrupted, contaminated or damaged Bulk Drug to meet Bulk Drug
Specifications at Abbott's expense within ninety (90) days of Abbott's notice to NaPro that the Bulk Drug has become corrupted, contaminated or damaged. The
F.O.B. Boulder (or other NaPro facility) price of any replacement Bulk Drug which is to be replaced at Abbott's expense shall be [THIS PORTION HAS BEEN
REDACTED.].



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         8.3 Shipping, Invoice and Payment. NaPro shall deliver the Bulk Drug to
Abbott's designated facility F.O.B. NaPro's manufacturing facility. NaPro shall cooperate with Abbott to ship the Bulk Drug from NaPro's facility to Abbott's designated facility at Abbott's expense and pursuant to instructions provided by
Abbott. Risk of loss to the Bulk Drug shall pass upon delivery to Abbott's common carrier at NaPro's facility. NaPro shall invoice Abbott for Bulk Drug upon delivery of Bulk Drug to Abbott in the amount specified in Section 8.2.
Payment for Bulk Drug shall be due within forty-five (45) days from the date the
Bulk Drug passes Abbott internal Bulk Drug quality inspection, as set forth in
Section 8.4, but in no event shall such payment be due prior to the date which is sixty (60) days following the date on which Abbott received delivery of the
Bulk Drug. Payments shall be made by either wire transfer or electronic funds transfer of immediately available funds to an account specified by NaPro in advance and in writing. NaPro shall include with each delivery of Bulk Drug to
Abbott a Certificate of Analysis in a mutually agreed upon format in which NaPro certifies that the Bulk Drug in such delivery has been analyzed and meets the applicable Bulk Drug Specifications, GMP and other manufacturing requirements
(each, a "Certificate of Analysis"). Such Certificate of Analysis shall also set forth the batch numbers of the Bulk Drug, the date of manufacture, the date on which the shelf-life for such Bulk Drug expires and the Bulk Drug batch-to-batch test data.
         8.4      Quality and Inspection of Bulk Drug
                  8.4.1 Bulk Drug Warranties. NaPro warrants and represents that each shipment of Bulk Drug shall: (a) meet the Bulk Drug Specifications and comply with the applicable Certificate of Analysis at the time of delivery to
Abbott and until the end of the specified shelf life for the Bulk Drug, unless corrupted, damaged, mishandled, improperly stored or destroyed by Abbott or a
Third Party; (b) be manufactured in accordance with GMP and any other applicable laws and regulations in the Territory; (c) be manufactured in accordance with the approved NDA, the Bulk Drug DMF and any applicable Regulatory Approvals; (d)
be transferred to Abbott free and clear of any security interests, liens and



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encumbrances; and (e) be manufactured to the best of NaPro's knowledge, so as to not infringe any Third Party Technology. EXCEPT AS EXPRESSLY STATED IN THIS
AGREEMENT, NAPRO MAKES NO OTHER REPRESENTATION, EXPRESS OR IMPLIED, SOLELY WITH
REGARD TO THE BULK DRUG, INCLUDING ANY REPRESENTATIONS OF MERCHANTABILITY,
FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. EXCEPT AS PROVIDED
ELSEWHERE IN THIS ARTICLE 8 OR IN ARTICLE 13 OR SECTION 15.3.2.2 OR SECTION
15.6.4, THE REMEDY PROVIDED IN THIS ARTICLE 8 REPRESENTS ABBOTT'S EXCLUSIVE
REMEDY FOR ANY DEFECT IN THE BULK DRUG. IN NO EVENT SHALL NAPRO BE LIABLE TO
ABBOTT FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY DEFECT IN THE
BULK DRUG.

                  8.4.2 Bulk Drug Inspection. Abbott shall inspect and analyze the first ten (10) manufacturing lots (and any lots thereafter as Abbott may specify) of Bulk Drug supplied by NaPro within fifteen (15) days following receipt thereof, unless certain tests require longer periods of time, in which case Abbott shall endeavor to inspect the Bulk Drug as soon as practicable. If, after inspection of such lots, Abbott reasonably believes the Bulk Drug in such lot does not comply with NaPro's representations and warranties therefor under
Section 8.4.1, Abbott shall notify NaPro in writing as soon as practicable, but no later than sixty (60) days, after Abbott's receipt of any such goods. If
Abbott does not so notify NaPro, Abbott shall be deemed to have waived all claims against NaPro for said quantity delivered, except for any infringement of Third Party Technology or latent defects that could not have been reasonably discovered upon such inspection. Any claims by Abbott regarding Bulk Drug delivered shall specify in reasonable detail the nature and basis for the claim and cite relevant NaPro lot numbers or other information to enable specific identification of the Bulk Drug involved. Abbott shall not be required to accept
Bulk Drug having a shelf-life of less than [THIS PORTION HAS BEEN REDACTED.] of the original shelf-life following



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the date of shipment from NaPro, unless mutually agreed upon by the Parties in writing prior to shipment.
                  8.4.3 NaPro Response to Bulk Drug Inspection. NaPro shall respond to all claims made by Abbott under Section 8.4.2 on a case-by-case basis. NaPro shall have the right to first inspect any Bulk Drug involved before being required to take any action with respect thereto. NaPro shall review any such claim of non-conformity made by Abbott as soon as practicable, but no later than ten (10) Business Days following receipt. NaPro shall conduct any required testing of the goods involved as soon as practicable, but no later than forty-five (45) days, after receipt thereof or earlier if the FDA or any corresponding regulatory authority in the Territory requires an earlier response from NaPro. If such review and testing by NaPro (or testing by an independent laboratory as set forth below) confirms that a claimed quantity does not meet the Bulk Drug Specifications, then, at NaPro's expense, Abbott shall dispose of or return such quantity of Bulk Drug involved as NaPro shall direct in writing and NaPro shall replace such quantity with Bulk Drug conforming to the Bulk Drug
Specifications as soon as practicable, but no later than sixty (60) days, after testing is completed. If the Parties fail to agree as to whether a delivered quantity meets the Bulk Drug Specifications, then the Parties shall have the batch in dispute analyzed by a mutually agreed upon independent testing laboratory. Such laboratory's determination shall be deemed final as to any dispute over the Bulk Drug Specifications and the non-prevailing Party shall bear the costs of such independent laboratory's testing.
                  8.4.4 Bulk Drug Storage. Each Party shall properly store Bulk
Drug under conditions that will not adversely affect the quality or normal shelf life thereof.
         8.5      NaPro Manufacturing Facility
                  8.5.1 Inspection by Abbott. Abbott reserves the right to conduct such inspections of NaPro's Bulk Drug manufacturing facilities and related books and records as Abbott deems reasonably necessary to ensure compliance with GMP at any time during normal business hours upon reasonable prior written notice (stating the purpose and scope of



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the inspection requested). Such inspections shall not occur more frequently than once per Calendar Quarter absent Abbott's good faith belief that it has a compelling reason to do so. The books and records subject to inspection include, but are not limited to, batch records, manufacturing procedures and guidelines, and all quality assurance/quality control documentation.
                  8.5.2 Inspection by Regulatory Authorities. NaPro shall allow representatives of the FDA and any other regulatory agency or authority with jurisdiction over the manufacture, marketing and/or distribution of the Finished
Product to tour and inspect all facilities utilized by NaPro in the manufacture, testing, packaging, storage, and shipment of Bulk Drug sold under this Agreement. NaPro shall cooperate with such representatives in every reasonable manner. NaPro shall notify Abbott immediately whenever NaPro receives notice of a pending inspection of its manufacturing facilities by any regulatory agency.
NaPro shall also provide Abbott with a copy of any FDA Form 483 notices of adverse findings, regulatory letters or similar notifications it receives from any other governmental authority setting forth adverse findings or non-compliance with any applicable laws, regulations or standards relating to the items supplied by it hereunder within five (5) Business Days of its own receipt thereof. NaPro shall also provide Abbott with a copy of NaPro's proposed written response to such governmental authority before submission and shall consider in good faith any changes thereto which Abbott may reasonably request.
                  8.5.3 Inspection of F. H. Faulding Facility. In the event that product manufactured or finished by F.H. Faulding is used in the Development
Program, NaPro shall cause F.H. Faulding to allow Abbott (or if F.H. Faulding will not allow Abbott, then to allow Abbott to appoint a consultant) as an authorized representative of NaPro to inspect the F.H. Faulding manufacturing facility in the same manner as Abbott may inspect the NaPro facility as set forth in this Section 8.5.



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                  8.5.4 Required Manufacturing Changes. In the event that: (a)
the FDA (or other appropriate regulatory authority for countries outside of the
United States) or other federal, state or local governmental agency requires changes to NaPro's manufacturing facility or manufacturing process of the Bulk
Drug; or (b) changes are required to NaPro's manufacturing facility or manufacturing process of the Bulk Drug to comply with applicable laws and regulations (together with the matters referred to in clause (a), the "Required
Changes"), NaPro shall promptly notify Abbott of any such Required Changes. In consultation with Abbott and with Abbott's prior written approval, which approval shall not be unreasonably withheld or delayed, NaPro shall make all such Required Changes by the date specified by the FDA or other regulatory authority and, if no such date is specified, no later than sixty (60) days after the date of notice of the Required Change. NaPro shall consult with Abbott in connection with Required Changes to coordinate changes with: (i) the other aspects of the Development Program; (ii) the Regulatory Approval; and (iii) the
finishing of the Finished Product or marketing of the Finished Product so as to avoid any business interruptions. In the event that NaPro fails to make the
Required Changes by the time specified in this Section 8.5.4, Abbott shall have the right to acquire Bulk Drug from a Stand-By Manufacturing Source. All costs of any Required Changes (including, but not limited to FDA and other regulatory authority approval costs described in Section 8.5.6 and manufacturing and stability runs) shall be the sole responsibility of NaPro.
                  8.5.5    Other Manufacturing Changes

                            8.5.5.1 NaPro shall not make any Material
Manufacturing Change to any of its manufacturing facilities or processes used in connection with the manufacturing of Bulk Drug without the prior written consent of Abbott as provided in this Section 8.5.5. In the event NaPro wishes to make a Material Manufacturing Change, NaPro shall notify Abbott in writing. Within fifteen (15) Business Days following Abbott's receipt of NaPro's notice of proposed Material Manufacturing Change, Abbott shall notify NaPro either: (a) that it consents to the Material Change; or (b) that it cannot consent to the Material



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Manufacturing Change because it poses operational, quality, regulatory or other difficulties for Abbott. If Abbott responds to NaPro that the Material Change poses operational, quality, regulatory or other difficulties, then Abbott and NaPro shall consult in good faith to resolve any such difficulties within thirty
(30) days after Abbott has so responded to NaPro. Notwithstanding the foregoing, NaPro may propose a Material Manufacturing Change not more than one (1) time in any twelve (12) month period.

                            8.5.5.2 In the event that the Development Committee
desires to make changes to the manufacturing process for the Bulk Drug in order to promote quality control, quality assurance, and/or achieve greater efficiency or cost savings in the manufacture of the Bulk Drug as it relates either to the Bulk Drug itself or to the manufacture of the Bulk Drug into Finished Product
("Other Manufacturing Changes"), then NaPro and Abbott shall review such Other
Manufacturing Changes in good faith and work together to determine the benefits and implementation of such changes.

                            8.5.5.3. NaPro shall be responsible for obtaining
any and all approvals from the FDA or applicable regulatory authority required for either Material Manufacturing Changes or Other Manufacturing Changes. NaPro shall be solely responsible for the cost of any Material Manufacturing Changes contemplated by Section 8.5.5.1 including, but not limited to, manufacturing runs and stability runs for Finished Product that may be effected. Abbott and NaPro shall negotiate and mutually agree upon the allocation of responsibility for the costs for any Other Manufacturing Change contemplated by Section
8.5.5.2; provided, however, (a) if the Other Manufacturing Change primarily benefits NaPro by achieving greater efficiency or cost savings for Bulk Drug, NaPro shall be responsible for the cost, and (b) if the Other Manufacturing
Change primarily benefits Abbott by achieving greater efficiency or cost savings for Finished Product, Abbott shall be responsible for the cost.

                  8.5.6 Changes Requiring Regulatory Approval. NaPro shall not make any changes to NaPro's manufacturing facility or processes for the manufacture of Bulk Drug



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which require prior approval from the FDA (or other appropriate regulatory authority for countries outside of the United States) without receiving such prior approval from the FDA or such regulatory authority and from Abbott, which approval shall not be unreasonably withheld or delayed by Abbott. NaPro shall consult with Abbott in connection with these manufacturing changes to coordinate changes with the other aspects of the Development Program. NaPro shall implement any changes in NaPro's manufacturing operations for Bulk Drug that are required to comply with applicable laws and regulations as soon as practicable or as directed by the FDA or other Regulatory Authority. In the event that a Required
Manufacturing Change requires approval by the FDA or other applicable regulatory authority, the responsibility for the costs of obtaining the Regulatory Approval and the costs for the manufacturing and stability batches are set forth in
Section 8.5.4. In the event that an Other Manufacturing Change requires
Regulatory Approval by the FDA or other applicable regulatory authority, the responsibility for the costs of obtaining the Regulatory Approval and the costs for the manufacturing and stability batches shall be governed by Section
8.5.5.3.
         8.6      Abbott's and the Stand-By Manufacturing Source's Facilities

                   8.6.1 Inspection by Regulatory Authorities. NaPro reserves the right to conduct such inspections of Abbott's final finishing manufacturing facility and the Stand-By Manufacturing Source's manufacturing facility and related books and records as NaPro deems reasonably necessary, to ensure compliance with GMP, at any time during normal business hours upon reasonable prior written notice (stating the purpose and scope of the inspection requested). Such inspections shall not occur more frequently than once per Calendar Quarter absent NaPro's good faith belief that it has a compelling reason to do so. The books and records subject to inspection include, but are not limited to, batch records, manufacturing procedures and guidelines, and all quality assurance/quality control documentation.



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                  8.6.2 Inspection by NaPro. Abbott shall, and shall cause the
Stand-By Manufacturing Source to, allow representatives of the FDA and any other regulatory agency or authority with jurisdiction over the manufacture, marketing and distribution of Bulk Drug or Finished Product to tour and inspect all facilities utilized by Abbott or the Stand-By Manufacture Source in the manufacture, testing, packaging, storage, and shipment of Bulk Drug or Finished
Product. Abbott shall, and shall cause the Stand-By Manufacturing source to, cooperate with such representatives in every reasonable manner. Abbott shall, and shall cause the Stand-By Manufacturing Source to, notify NaPro immediately whenever Abbott or the Stand-By Manufacturing Source receives notice of a pending inspection of its manufacturing facilities by any regulatory agency.
Abbott shall also provide NaPro with a copy of any FDA Form 483 notices of adverse findings, regulatory letters or similar notifications it or the Stand-By
Manufacturing Source receives from any other governmental authority setting forth adverse findings or non-compliance with any applicable laws, regulations or standards relating to the items supplied by it hereunder within ten (10)
Business Days of its own receipt thereof. Abbott shall also provide NaPro with a copy of Abbott's or the Stand-By Manufacturing Source's proposed written response to such governmental authority before submission and shall consider in good faith any changes thereto that NaPro may reasonably request.
                  8.6.3 Abbott Required Manufacturing Changes. In the event
that: (a) the FDA (or other appropriate regulatory authority for countries outside of the United States) or other federal, state or local governmental agency requires changes to Abbott's manufacturing facility or manufacturing process of Finished Product; or (b) changes are required to Abbott's manufacturing facility or manufacturing process of Finished Product to comply with applicable laws and regulations (together with the matters referred to in clause (a), the "Abbott Required Changes"), Abbott shall promptly notify NaPro of any such Abbott Required Changes. Abbott shall make all such Abbott Required
Changes by the date specified by the FDA or other regulatory authority. Abbott shall consult with NaPro in



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connection with Abbott Required Changes to coordinate changes with: (i) the other aspects of the Development Program; (ii) the Regulatory Approval; and
(iii) the finishing of the Finished Product or marketing of the Finished Product so as to avoid any business interruptions. All costs of any Abbott Required
Changes (including, but not limited to FDA and other regulatory authority approval costs and manufacturing and stability runs) shall be the sole responsibility of Abbott.
                  8.6.4 Abbott Manufacturing Changes. Abbott shall not make any changes to Abbott's manufacturing facility or processes for the manufacture of Finished Product which require prior approval from the FDA (or other appropriate regulatory authority for countries outside of the United States) without receiving such prior approval from the FDA or such regulatory authority. Abbott shall consult with NaPro in connection with these manufacturing changes to coordinate changes with the other aspects of the Development Program. Abbott shall implement at its sole expense any changes in Abbott's manufacturing operations for Finished Product that are required to comply with applicable laws and regulations as soon as practicable or as directed by the FDA or other
Regulatory Authority.
         8.7      Abbott Stand-By Manufacture of Bulk Drug
                  8.7.1 Qualification of Stand-By Manufacturing Facility. At any time following the Effective Date and at Abbott's expense, Abbott shall have the right to qualify an Abbott facility or a facility owned or operated by one or more Third Parties as a Stand-By Manufacturing Source for Bulk Drug. Any Third
Party used by Abbott to manufacture Bulk Drug pursuant to this Section 8.7 shall be subject to prior written approval by NaPro, such approval not to be unreasonably withheld or delayed. If, and only if, NaPro provides to the Stand-by Manufacturing Source: (a) analytical methods and procedures for analyzing Bulk Drug; or (b) other NaPro Confidential Information (other than
Bulk Drug Specifications) in support of the filing with the FDA or other applicable regulatory authority, then the Stand-By Manufacturing Source shall be required to enter in to a contract with Abbott that requires such Third Party to supply Paclitaxel exclusively to Abbott and to



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no other Person in the Territory for a period of time not less than the
Protected Term. Upon Abbott's reasonable request, NaPro shall assist Abbott in the qualification process by reviewing and testing samples of Bulk Drug provided by the Stand-By Manufacturing Source, at the expense of Abbott. NaPro shall cooperate with and assist Abbott in qualifying the Stand-By Manufacturing Source to manufacture Bulk Drug by providing such Third Party with Bulk Drug
Specifications, analytical methods and procedures for analyzing Bulk Drug, support for the filing of any necessary data with the FDA or other applicable regulatory authority to pre-qualify the Stand-By Manufacturing Source. Such Bulk
Drug Specifications, analytical methods and other NaPro Technology provided to the Third Party shall be treated as Confidential Information, and such Third
Party shall be required to enter into a confidentiality agreement with NaPro and Abbott as a condition to NaPro providing such information to the Third Party.
NaPro shall grant to the Stand-By Manufacturing Source a non-exclusive license to issued NaPro Patents, required for the Stand-By Manufacturing Source's manufacture of Bulk Drug for Abbott pursuant to this Agreement, other than those NaPro Patents relating to semi-synthetic Paclitaxel manufacture, and such license shall be limited solely to the Stand-By Manufacturing Source's manufacture of Bulk Drug for Abbott pursuant to this Agreement. NaPro may, but shall not be required to, provide such Third Party with any other information that discloses NaPro Technology.
                  8.7.2 Stand-By Manufacturing Election. In the event that, at any time during the Term (including, but not limited to, a force majeure event as described in Section 18.1, a violation of any law, rule, regulation or court order, including, but not limited to, an injunction or other limitation related to the manufacture, use or sale of Bulk Drug), NaPro is unable to: (a) provide
Bulk Drug that meets the Bulk Drug Specifications; or (b) deliver to Abbott such quantities of Bulk Drug within thirty (30) days from the delivery date set forth in Abbott's purchase order for any reason, then Abbott may, at its option, elect to have the qualified Stand-By Manufacturing Source manufacture Bulk Drug for use in the Finished Product in the Territory. NaPro shall promptly notify Abbott in writing of any



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circumstances rendering it unable to provide Bulk Drug and the estimated duration of such circumstances. Abbott shall discontinue its use of a Stand-By
Manufacturing Source only as and when provided in Section 8.7.3. In the event that Abbott's actual cost to secure Bulk Drug from a Stand-By Manufacturing
Source exceeds the price set forth in Sections 8.2.1 or 8.2.3, either Abbott or NaPro shall be responsible for the excess cost as follows:

                            8.7.2.1 if Abbott used a Stand-By Manufacturing
Source because NaPro failed to supply Bulk Drug which meets the Bulk Drug
Specifications and any other requirements set forth in this Agreement, such excess cost for the Bulk Drug from the Stand-By Manufacturing Source shall be credited against the Additional Consideration; or

                            8.7.2.2 if Abbott used a Stand-By Manufacturing
Source because NaPro was not able to supply Abbott's requirements of Bulk Drug and such requirements did not exceed [THIS PORTION HAS BEEN REDACTED.] of Bulk
Drug Forecast, such excess cost, for amounts not to exceed [THIS PORTION HAS
BEEN REDACTED.] of the Bulk Drug Forecast, for the Bulk Drug from the Stand-By
Manufacturing Source shall be credited against Additional Consideration;

                            8.7.2.3 if Abbott used a Stand-By Manufacturing
Source because NaPro was not able to supply Abbott's requirements of Bulk Drug and such requirements exceeded [THIS PORTION HAS BEEN REDACTED.] of Bulk Drug
Forecast, such excess cost for the Bulk Drug from the Stand-By Manufacturing
Source shall be at Abbott's expense and shall not be credited against Additional
Consideration; or

                            8.7.2.4 if Abbott used a Stand-By Manufacturing
Source because NaPro was unable to supply to Abbott Bulk Drug which in the manufacture or sale thereof did not infringe any Third Party Technology, such excess cost for Bulk Drug from the Stand-By Manufacturing Source shall be credited against the Additional Consideration.

                  8.7.3 Transition of Manufacturing Back to NaPro. Abbott may purchase Bulk Drug from the Stand-By Manufacturing Source until such time as NaPro demonstrates to Abbott's reasonable satisfaction that it is able to manufacture Abbott's required quantities



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(subject to the terms of Section 8.8.1) without interruption as provided in the next sentence. NaPro shall provide to Abbott written notice indicating NaPro's proposal for transition of manufacturing from the Stand-By Manufacturing Source back to NaPro. Subject to Abbott's commitments to the Stand-By Manufacturing
Source, Abbott shall transition its supply of Bulk Drug back to NaPro, as soon as practicable, taking into consideration Abbott's contractual arrangements with the Stand-By Manufacturing Source, but in any event not later than [THIS PORTION
HAS BEEN REDACTED.] after NaPro has made the demonstration to Abbott set forth in this Section 8.7.3.
                  8.7.4 Continued Supply Obligations. Notwithstanding Abbott's identification, qualification, and/or use of a Stand-by Manufacturing Source, NaPro shall not be relieved of its supply obligations under Article 8 and Abbott shall not be relieved of its obligation to pay NaPro the Additional
Consideration (subject to the crediting of Bulk Drug costs against Additional
Consideration as permitted by this Section 8.7 and Section 4). In the event that Abbott utilizes a Stand-By Manufacturing Source due to a NaPro supply constraint
(as opposed to NaPro's failure to provide Bulk Drug that meets the Bulk Drug
Specifications, or a complete inability of NaPro to supply), then Abbott shall purchase from NaPro, pursuant to the terms of this Agreement, Bulk Drug which NaPro is capable of supplying.
         8.8      Forecasts and Orders of Bulk Drug for Commercial Use
                  8.8.1    Pre-Launch Forecast and Quarterly Forecasts.  [THIS
PORTION HAS BEEN REDACTED.] At NaPro's option, [THIS PORTION HAS BEEN REDACTED.]
                  8.8.2    Updated Forecasts.  [THIS PORTION HAS BEEN REDACTED.]

                   8.8.3 NaPro Supply Constraints. In the event that NaPro believes that it may be unable to supply all of Abbott's requirements for Bulk
Drug, then NaPro shall promptly provide Abbott with notice and NaPro and Abbott shall promptly meet to discuss Abbott's Bulk Drug requirements and NaPro's supply capabilities, including the possibility



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of utilizing a Stand-By Manufacturing Source. At such meeting, NaPro shall provide to Abbott NaPro's good faith estimate of the amount of Bulk Drug which NaPro is capable of supplying for the then current Bulk Drug Forecast period.
                  8.8.4 Orders. From time to time during the Term, Abbott shall submit to NaPro purchase orders for quantities of Bulk Drug for research and development and for Commercial Use and, subject to limitations set forth in
Section 8.8.1, NaPro shall fill all purchase orders for Bulk Drug received from Abbott and Abbott shall accept delivery of such ordered quantities of Bulk Drug.
Orders shall be entered on Abbott purchase orders. Issued purchase orders shall include the quantity of Bulk Drug ordered and the date on which the Bulk Drug shall be delivered to Abbott. All terms and conditions of the Abbott purchase order shall apply, except that if the terms and conditions of the purchase order are in conflict with this Agreement, then this Agreement shall control unless otherwise agreed by the Parties in writing.
                  8.8.5    Required Inventory. [THIS PORTION HAS BEEN REDACTED.]

         8.9 Supply Allocation. If NaPro is unable, for any reason beyond its reasonable control (including but not limited to a force majeure event as described in Section 18.1 or an unanticipated increase in demand) to supply Bulk
Drug to Abbott under this Agreement and to Third Parties under then existing contractual obligations outside the Territory, then NaPro shall establish an allocation procedure with respect to the total available supply of Bulk Drug which will provide the following allocation to Abbott:
                  8.9.1 First, an amount of Bulk Drug sufficient to satisfy any warranty obligation to replace any nonconforming Bulk Drug due to Abbott at the time of such allocation; provided, however, that if the total available supply is insufficient to satisfy such obligation to Abbott plus all of NaPro's similar warranty obligations to other purchasers or users, then this allocation shall be made pro rata among all purchasers or users including Abbott (the pro rata share of each purchaser or user to be determined by multiplying the total



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available supply of Bulk Drug by a fraction, the numerator of which shall be the amount of Bulk Drug required to satisfy the warranty obligation to such purchaser or user and the denominator of which shall be the amount of Bulk Drug required to satisfy the warranty obligation to all purchasers or users, including Abbott); and
                  8.9.2 Next, a fraction of the remaining supply (if any) of Bulk Drug, as applicable, the numerator of which fraction shall be the quantities of Bulk Drug which Abbott has forecasted pursuant to the Bulk Drug
Forecast for the next four (4) Calendar Quarters, and the denominator of which shall be the quantities of Bulk Drug which is forecasted by all purchasers or users (including Abbott) during such four (4) Calendar Quarters, as determined by such parties' latest firm orders and forecasts submitted to NaPro for such Calendar Quarters.
                  8.9.3 The Parties shall use commercially reasonable efforts to avoid any circumstances which would require allocation under this Section 8.9 and to eliminate such circumstances as soon as reasonably possible if they arise.
                  8.9.4 Notwithstanding the provisions of this Section 8.9, Abbott shall be NaPro's preferred customer for Commercial Use along with F. H.
Faulding. In the event of shortage of Bulk Drug for any reason, Abbott and F.H.
Faulding shall receive priority and preference for supply of Bulk Drug over any purchaser not under written contract to purchase Bulk Drug from NaPro as of the Effective Date. Notwithstanding the foregoing, the supply of Bulk Drug for development purposes in the Development Program shall have priority and preference over any other proposed disposition of Bulk Drug by NaPro.
                                    ARTICLE 9
                FINISHED PRODUCT MANUFACTURE, MARKETING AND SALE
         9.1 Abbott Manufacture and Labeling of Finished Product. Abbott shall manufacture or have manufactured the Finished Product in accordance with the Finished Product Specifications and applicable GMP for the Finished Product.
Abbott shall package



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and label the Finished Product in a form and manner suitable for commercial sale in the Territory. Abbott shall be responsible for all labeling, inserts, promotional materials and any other materials which accompany, are distributed, used or referred to in any way by Abbott or any Party or Third Party as provided for in this Agreement in connection with the Commercial Use of the Finished
Product.
         9.2 Marketing Committee. The Marketing Committee shall provide recommendations to Abbott on marketing strategies, marketing/promotional programs and publications, technical marketing, and other marketing activities which Abbott may consider or use in marketing, selling and distributing the Finished Product. Abbott shall determine and establish all marketing, promotional and sales strategies and determine the marketing, promotional and sales activities which are likely to optimize Finished Product sales. Abbott shall discuss the strategies and activities with the Marketing Committee. During the twelve (12) month period preceding the anticipated date of First Commercial
Sale, the Marketing Committee shall meet once per calendar quarter. Following the date of First Commercial Sale, the Marketing Committee shall meet once per year.
         9.3 Abbott Marketing and Sales Efforts. Abbott and Abbott's Affiliates shall use commercially reasonable efforts to market, sell and distribute the Finished Product in the Territory. Abbott shall commence marketing and selling the Finished Product within a reasonable time following the Approval Date.
Notwithstanding the foregoing, failure on the part of NaPro to supply quantities of Bulk Drug ordered by Abbott which conforms with the Bulk Drug Specifications in a timely manner pursuant to the orders for Bulk Drug shall not constitute a failure on the part of Abbott to use commercially reasonable efforts as required pursuant to this Section 9.3. Abbott and is Affiliates and distributors shall be solely responsible for establishing price and other financial terms for the sale of Finished Products to End-User Customers. Notwithstanding the foregoing, for countries or areas in the Territory outside the United States, in the event that Abbott, in its sole discretion, determines that the Finished Product either lacks commercial viability, or its commercial



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opportunity is compromised due to the existence of one or more Competitive
Paclitaxel Products, or if it is determined by Abbott not to take steps toward filing and decides not to file, Abbott shall not be obligated to launch, market or sell Finished Product in such countries or areas in the Territory outside the United States. In the event that Abbott does not diligently pursue Regulatory
Approval or launch, market and sell the Finished Product in any such country or area outside the United States [THIS PORTION HAS BEEN REDACTED.] Abbott shall offer the opportunity for such country or area to NaPro for rights to manufacture, market and supply the Finished Product. Notwithstanding the foregoing, in the event that any legal, regulatory or other event including, but not limited to an injunction, were to prevent the Regulatory Approval, launch, marketing or sale of the Finished Product, [THIS PORTION HAS BEEN REDACTED.]
shall be extended for an equivalent period of time as such legal, regulatory or other event delayed the Regulatory Approval, launch, marketing or sale of the Finished Product. Notwithstanding the foregoing, if Abbott has offered the opportunity to NaPro, Abbott shall not have breached the terms of this Article 9 or any other terms of this Agreement, whether or not NaPro launches, markets or sells the Finished Product in such country or area within the Territory. NaPro's acceptance of such offer shall be deemed a termination of this Agreement as to the country or area in question, and the definition of the term "Territory" shall be deemed thereby to have been amended to exclude that country or area.
NaPro's rights to develop products containing Paclitaxel for manufacture, use and sale in that country or area shall include the right to use and reference
Paclitaxel Data in the Field only in that country or area without any of the limitations imposed by Article 11 of this Agreement. Subject to Section 9.7, Abbott shall have no obligation to manufacture Finished Product for such country or area.
         9.4 NaPro Assistance with Technical Marketing. Abbott shall establish the strategy for technical marketing of the Finished Product. NaPro may assist
Abbott with technical marketing of the Finished Product at NaPro's cost and expense beginning not



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earlier than the number of months determined by the Marketing Committee following the First Commercial Sale of the Finished Product in the United
States. Such technical marketing performed by NaPro may include participation
(in conjunction with an Abbott representative) in symposia, conventions, and trade shows, in the oncology market. Representatives of NaPro involved in technical marketing shall be appropriately trained as experts in the Field
(defined as medical or technical personnel with specific knowledge and training in oncology practice). NaPro shall limit the number of NaPro representatives involved in technical marketing activities to five (5) employees of NaPro, so as to allow proper coordination with Abbott. If NaPro participates in the technical marketing, NaPro and Abbott shall work together to coordinate the technical marketing for the Finished Product so as to present a uniform marketing program to End-User Customers. All materials and technical marketing programs must be approved prior to use by the Marketing Committee.
         9.5 Co-Promotion of Finished Product. In the event that Abbott is in Material Breach of Abbott's obligation under Section 9.3 and such Material
Breach has not been cured by Abbott within ninety (90) days following the written decision of the neutral in an ADR proceeding brought under Exhibit G, NaPro may, at its option, itself establish a sales force to co-promote the Finished Product along with Abbott at NaPro's sole expense. Subject to NaPro's assistance with technical marketing, Abbott shall remain responsible for all Finished Product marketing and sales. Any co-promotion activities by NaPro must be approved by Abbott and shall comply with: (a) the marketing strategies employed by Abbott; and (b) applicable regulations of the FDA and or other regulatory authorities. All publications or promotional materials used by NaPro in its co-promotion activities must be approved by the Marketing Committee in advance of any dissemination. The percentage of Net Sales on which Additional
Consideration pursuant to Sections 4.1 through 4.3 are made shall not be adjusted in the event that NaPro co-promotes the Finished Product.



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Furthermore, NaPro may challenge Abbott's failure to comply with the terms of this Article 9 only one (1) time per Sales Year.
         9.6 Trademarks. In the event that Abbott desires to pursue trademark protection for the Finished Product, Abbott shall, at its sole discretion, select and protect such trademark. Any such trademark or trademark application shall be owned exclusively by Abbott, and NaPro shall have no rights to such trademark(s) during the Term or thereafter, except as provided in Sections
15.6.2 or 15.6.3 as otherwise expressly agreed to in writing by Abbott.
         9.7 Manufacturing of Other Formulated Products. From time to time during the Term, NaPro may request Abbott to consider manufacturing formulated products containing Paclitaxel for sale by NaPro or other persons outside the Field or outside the Territory. Upon such request by NaPro, Abbott shall negotiate in good faith with NaPro with respect to such request.
                                   ARTICLE 10
             PROPRIETARY RIGHTS; PATENT ENFORCEMENT AND INFRINGEMENT
         10.1     Patent Rights
                  10.1.1 NaPro shall, through counsel of its own choosing and at its own expense, take all reasonable steps to prosecute and maintain NaPro
Patent Rights in the Territory or in certain countries outside the Territory pursuant to the last sentence of Section 2.1. NaPro shall: (a) provide Abbott with copies of all documents related to prosecution of NaPro Patent Rights; and
(b) permit Abbott to communicate directly with the attorney responsible for NaPro Patent Rights. Notwithstanding the foregoing, NaPro shall not be obligated either: (a) to prosecute any NaPro Patent Rights outside of the Territory solely to permit Abbott to manufacture Finished product outside of the Territory; or
(b) to consult with Abbott with respect to any NaPro Patent Rights outside of the Territory.
                  10.1.2 Abbott shall, through counsel of its own choosing and at its own expense, take all reasonable steps to prosecute and maintain Abbott
Patent Rights in the



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Territory. Abbott shall: (a) provide NaPro with copies of all documents related to prosecution of Abbott Patent Rights and (b) permit NaPro to communicate directly with the attorney responsible for Abbott Patent Rights.
         10.2     Program Invention
                  10.2.1 Invention Disclosure. Program Inventions and Third
Party Technology (except inventions directed to the manufacture of Bulk Drug) shall be promptly disclosed by the originating Party to the other Party.
                  10.2.2 Ownership. Ownership of all Program Inventions shall be vested, respectively, in the Party that invents and jointly by the Parties if jointly invented with the inventorship of all such Program Inventions determined according to United States patent law. In the event the Parties cannot agree on the determination of inventorship of a Program Invention, the Parties shall jointly select and retain independent patent counsel to determine inventorship.
The determination shall be binding on both parties and each party shall pay one-half of any costs associated with such determination.
                  10.2.3   Prosecution and Maintenance
                   (a) With respect to any Program Inventions owned solely by one of the Parties, that Party shall be responsible for and control all decisions and all costs and expenses related to whether and where to file for patent protection, as well as for the preparation, filing (foreign and/or domestic), prosecution, issuance and maintenance of patent applications and/or patents resulting from such Program Inventions. The responsible Party for such expenses shall inform the other Party at regular intervals, or on written request, about the status of all patent applications or patents for which it is responsible under this Section 10.2.3(a).
                   (b) With respect to any Joint Patent Rights and any counterparts outside the Territory, the parties shall select independent patent counsel, mutually acceptable to both Parties, for the preparation, filing
(foreign and/or domestic), prosecution, issuance and maintenance of patent applications and/or patents covering such Joint Patent



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Rights. The parties shall mutually agree and instruct such patent counsel as to the patent applications and/or patents covering such Joint Patent Rights. If the Parties cannot agree, the issue shall be reviewed by the Development Committee whose decision shall be final. Abbott shall be responsible for all costs and expenses incurred under this Section 10.2.3(b) within the Territory. NaPro shall be responsible for all costs and expenses incurred under this Section 10.2.3(b) outside the Territory.
                  10.2.4 Trade Secrets. Should NaPro or Abbott elect not to file, continue prosecution, or permit issuance of a patent application on a Program Invention that is solely owned by either Party, the other Party shall have no right to assume responsibility for an application for patent on such invention.
                  10.2.5 Cooperation. Each Party shall cooperate with and make available to the other Party or its authorized attorneys, agents, representatives, employees or consultants all reasonable assistance necessary or appropriate to enable the other Party to prepare, file, prosecute and maintain patent applications and/or resulting patents claiming any Program Invention(s) or Joint Program Invention(s). Each Party shall provide such cooperation as well as sign or cause to have signed all documents relating to said patent applications and/or patents at no charge to the other Party.
         10.3 No Other Technology Rights. Except as otherwise specifically provided in this Agreement, under no circumstances shall a Party hereto or its sublicensee(s), as a result of this Agreement, obtain any ownership interest or other right in any pending patent application(s), license(s) or product(s), including items owned, controlled or developed by, the other Party, or transferred by the other Party to such Party at any time pursuant to this Agreement. Each Party covenants that it shall not use or practice any of the other Party's technology licensed under this Agreement for any purpose except as expressly permitted in this Agreement.
         10.4     Rights to Third Party Technology.  [THIS PORTION HAS BEEN
REDACTED.]



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         10.5 Notice of Patent Infringement. Each Party shall promptly notify the other Party of: (a) any possible infringement of a NaPro Patent Right or
Joint Patent Right; or (b) Third Party assertion of infringement by one or both
Parties of a Third Party patent right. Such notice shall be in writing and shall set forth the details of the known facts relating to such activities.
         10.6     Patent Enforcement
                  [THIS PORTION HAS BEEN REDACTED.]
         10.7     Defense of Assertions of Patent Infringement
                  [THIS PORTION HAS BEEN REDACTED.]

                                   ARTICLE 11
                     RIGHTS TO REFERENCE AND USE PACLITAXEL
                   DATA AND EXPAND THE FIELD AND/OR TERRITORY

         11.1 Abbott Exclusive Option Period for Other Territories and Expansion of the Field. For a period of time beginning on the Effective Date and ending two hundred seventy (270) days after the Effective Date (the "Exclusive Option
Period"), Abbott shall have the right to negotiate exclusively with NaPro and NaPro shall negotiate exclusively with Abbott with respect to:
                  11.1.1 a license or similar arrangement covering the NaPro
Technology and/or grant of rights to develop, register, market or sell Finished
Product in any country outside the Territory ("Other Territory Rights") except for: (a) Other Territory Rights granted by NaPro to F.H. Faulding prior to the Effective Date; and (b) Other Territory Rights as to which NaPro is in significant contract negotiations with a Third Party and/or has entered into a contract with a Third Party as of the Effective Date, both of which groups of Other Territory Rights are listed in Exhibit F-2 (collectively referred to as the "Unavailable Territories"); and



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                  11.1.2 within the Territory, expanding the Field to include any other methods of delivery or forms of Paclitaxel and uses not contemplated as of the Effective Date by this Agreement ("Expanded Field Rights").
         11.2 Abbott Right of First Refusal for Development Opportunities. From
time to time following the Effective Date, in the event that: (a) one or more of the Unavailable Territories shall become available either because (i) the Other
Territory Rights of F.H. Faulding shall cease to be exclusive or (ii) any of the negotiations referred to in Section 11.1.1(b) (with respect to the Third Party with which NaPro is in negotiations with or has granted other Territory Rights to as of the Effective Date) shall terminate within two (2) years following the
Effective Date without NaPro having entered into a license or similar arrangement granting Other Territory Rights and/or Expanded Field Rights, or
once a license or similar arrangement is entered into covering Other Territory
Rights and/or Expanded Field Rights and such arrangement later ceases to be exclusive; or (b) the Exclusive Option Period has ended and NaPro desires to solicit or consider offers from any Third Party with respect to the Other
Territory Rights and/or Expanded Field Rights in any particular country; then
NaPro shall give Abbott written notice of its intent to undertake development, marketing or sale of products containing Paclitaxel in the previously
Unavailable Territory or to grant Other Territory Rights and/or Expanded Field
Rights in any particular country (each a "Development Opportunity" and collectively the "Development Opportunities").
         Upon the giving of such notice of a Development Opportunity: (x) NaPro and Abbott shall have the rights and obligations specified in Section 11.3 if the Development Opportunity would include the use of, or right of reference to,
Paclitaxel Data; and (y) NaPro and Abbott shall have the rights and obligations specified in Section 11.4 if the Development Opportunity would not include the use of, or right of reference to, Paclitaxel Data.
         11.3     Development Opportunities that Include Paclitaxel Data



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                  11.3.1 Within thirty (30) days after the date Abbott receives a written notice pursuant to Section 11.2, Abbott shall notify NaPro in writing of Abbott's interest in the Development Opportunity. If Abbott does not deliver a written notice as contemplated by the preceding sentence, then Abbott shall have no further rights under this Section 11.3 with respect to the Development
Opportunity.
                  11.3.2 In the event that Abbott delivers to NaPro the written notice contemplated by the first sentence of Section 11.3.1, NaPro shall negotiate with Abbott exclusively and in good faith for a period of not less than ninety (90) days after Abbott delivers to NaPro such written notice. The ninety (90) day period contemplated by this Section 11.3.2 may be extended by mutual written agreement of the Parties; provided, however, the failure by either Party to agree to extend the negotiation period shall not be evidence of any failure to negotiate in good faith. If the Parties do not reach a written agreement covering such Development Opportunity during such ninety (90) day period or longer period if mutually agreed, then NaPro shall have the opportunity to solicit offers from Third Parties for the Development
Opportunity.
                  11.3.3 In the event that: (a) the ninety (90) day negotiation period as described in 11.3.2 ends and the Parties do not execute a definitive agreement covering the Development Opportunity; (b) during the ninety (90) day negotiation period, Abbott offered in writing economic terms which were rejected by NaPro ("Abbott's Economic Terms"); and (c) during the Term, NaPro subsequently solicits and receives a bona fide Third Party offer with respect to such Development Opportunity; then NaPro shall be free enter into an agreement with that Third Party regarding the Development Opportunity if the written economic terms (taken in the aggregate) and as determined by a mutually acceptable Third Party independent consultant/appraiser knowledgeable in the area) offered by the Third Party ( "Third Party's Economic Terms") are more favorable to NaPro (taken in the aggregate and as determined by a mutually acceptable Third Party independent consultant/appraiser knowledgeable in the area) than Abbott's Economic Terms (taken in the



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aggregate), upon which event Abbott shall have no further rights with respect to such Development Opportunity. If, on the other hand, Abbott's Economic Terms
(taken in the aggregate) are more favorable to NaPro than the Third Party's
Economic Terms (taken in the aggregate), then Abbott shall have the right for a period of thirty (30) days to determine whether to accept the Third Party's
Economic Terms as the basis for an arrangement with NaPro with respect to the Development Opportunity. All determinations as to whether a Third Party's
Economic Terms are more or less favorable than Abbott's Economic Terms shall be made as provided in Section 11.3.3.1. If at the end of such thirty (30) day period (or longer if mutually agreed upon by the Parties) Abbott and NaPro have not executed a definitive agreement after good faith negotiations substantially on the Third Party's Economic Terms, then Abbott shall have no further rights with respect to such Development Opportunity. The thirty (30) day period contemplated by this Section 11.3.3 may be extended by mutual written agreement by the Parties; provided, however, the failure by either Party to agree to extend the negotiation period shall not be evidence of any failure to negotiate in good faith.

                            11.3.3.1 NaPro shall notify Abbott in writing of
NaPro's reasonable determination as to whether the Third Party's Economic Terms
(taken in the aggregate) are more or less favorable to NaPro than Abbott's
Economic Terms (taken in the aggregate) not later than: (a) ten (10) Business
Days following the date that NaPro received the formal written offer from the Third Party containing the Third Party's Economic Terms; or (b) thirty (30)
Business Days prior to the time that NaPro enters into a definitive agreement with the Third Party regarding the Development Opportunity, outlining the basis for its determination. If Abbott agrees with NaPro's determination, then the determination shall be final and binding on the Parties. If Abbott does not agree with NaPro's determination, then Abbott shall notify NaPro in writing not later than the close of business on the tenth (10th) Business Day following
NaPro's delivery of the notice specified in the first sentence of this Section
11.3.3.1. If Abbott has not given NaPro the notice contemplated by the preceding



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sentence within the time required, then NaPro's determination shall be final and binding on the Parties. If Abbott desires more information regarding or does not agree with NaPro's determination, the Parties shall attempt to resolve in good faith their difference of opinion on the question of whether the Third Party's
Economic Terms (taken in the aggregate) are more or less favorable to NaPro than Abbott's Economic Terms (taken in the aggregate), for a period of ten (10)
Business Days after Abbott delivers the notice contemplated by the preceding sentence. If at the end of such ten (10) Business Day period, the Parties still have a difference of opinion, the Parties shall select a mutually acceptable
Third Party independent appraiser knowledgeable in the area to determine whether the Third Party's Economic Terms (taken in the aggregate) are more or less favorable to NaPro than Abbott's Economic Terms (taken in the aggregate). If the Parties are unable to agree on such an appraiser within ten (10) Business Days after the end of the ten (10) Business Day period described in the preceding sentence, then the question of whether the Third Party's Economic Terms (taken in the aggregate) are more or less favorable to NaPro than Abbott's Economic
Terms (taken in the aggregate) shall be determined by a panel of three Third
Party independent appraisers knowledgeable in the area, one of whom shall be selected in good faith by NaPro, another of whom shall be selected in good faith by Abbott, and the third of whom shall be selected by such other two appraisers or, if such appraisers shall be unable to agree upon a third appraiser within ten (10) Business Days of the selection date of the second of such two appraisers, by the Center for Public Resources; provided, that if either party fails to select its appraiser within ten (10) Business Days after the expiration of the time period for selecting a single appraiser, then the question of whether a Third Party's Economic Terms (taken in the aggregate) are more or less favorable to NaPro than Abbott's Economic Terms (taken in the aggregate) shall be determined solely by the appraiser selected by the other party. The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine whether the Third Party's Economic Terms (taken in the aggregate) are more or less favorable to NaPro than Abbott's Economic Terms (taken



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in the aggregate) within fifteen (15) Business Days after the final appointment of all appraisers, and such determination shall be final and binding upon the Parties. The procedure described in this Section 11.3.3.1 is the exclusive means to resolve any dispute as to whether a Third Party's Economic Terms (taken in the aggregate) are more or less favorable to NaPro than Abbott's Economic Terms
(taken in the aggregate), and neither Party shall have recourse to the procedures contemplated by Section 16 or any legal process for purposes of resolving any such dispute.
                  11.3.4 Upon completion of the procedures contemplated by
Section 11.3.3, if NaPro has entered into an agreement covering such Development
Opportunity with a Third Party, then the Territory covered by such Development
Opportunity shall be deemed an Unavailable Territory for purposes of this Agreement and added to Exhibit F-2 in the manner contemplated by Section 18.6.
                  11.3.5 Notwithstanding the foregoing provisions of this
Section 11.3, if the Development Opportunity concerns Expanded Field Rights, then the right to refer to and use the Paclitaxel Data in connection with the Development Opportunity shall be limited to the Expanded Field Rights and shall not encroach the Field.
         11.4     Development Opportunities that Do Not Include Paclitaxel Data
                  11.4.1 Within thirty (30) days after the date Abbott receives a written notice pursuant to Section 11.2, Abbott shall notify NaPro in writing of Abbott's interest in the Development Opportunity. If Abbott does not deliver a written notice as contemplated by the preceding sentence, then Abbott shall have no further rights under this Section 11.4 with respect to the Development
Opportunity.
                  11.4.2 In the event that Abbott delivers to NaPro the written notice contemplated by the first sentence of Section 11.4.1, NaPro shall negotiate with Abbott exclusively and in good faith for a period of not less than ninety (90) days after Abbott delivers to NaPro such written notice. If the Parties do not reach a written agreement covering such Development Opportunity during such ninety (90) day period, then Abbott



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shall have no further rights under this Section 11.4 with respect to such
Development Opportunity. The ninety (90) day period contemplated by this Section
11.4.2 may be extended by mutual written agreement of the Parties; provided, however, the failure by either Party to agree to extend the negotiation period shall not be evidence of any failure to negotiate in good faith.
                  11.4.3 In the event that: (a) the ninety (90) day negotiation period as described in 11.4.2 ends and the Parties do not execute a definitive agreement covering the Development Opportunity; and (b) during the Term, NaPro subsequently solicits and receives a bona fide Third Party offer with respect to such Development Opportunity; then NaPro shall be free enter into an agreement with that Third Party regarding the Development Opportunity.
                  11.4.4 Upon completion of the procedures contemplated by
Section 11.4.3, if NaPro has entered into an agreement covering such Development
Opportunity with a Third Party, then the territory covered by such Development
Opportunity shall be deemed an Unavailable Territory for purposes of this Agreement and added to Exhibit F-2 in the manner contemplated by Section 18.6.
                  11.4.5 NaPro shall not use or have the right to reference any Paclitaxel Data in connection with any Development Opportunity entered into with a Third Party under this Section 11.4.
         11.5 Abbott Initiation of Negotiations. If Abbott should have an interest in and desire to negotiate for any Other Territory Rights and/or
Expanded Field Rights, Abbott will give written notice to NaPro and if NaPro is interested in discussing an arrangement, such discussions will commence pursuant to Sections 11.3 or 11.4, as applicable.
         11.6     Certain Obligations Regarding Use of Paclitaxel Data and Joint
Patent Rights.
                  11.6.1 Notwithstanding anything in this Article 11 to the contrary, during the Term in the Field in the Territory, NaPro shall not: (a) use, reference or have any rights to



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use or reference any Paclitaxel Data; (b) develop, manufacture or sell a
Competitive Paclitaxel Product either itself or with or through a Third Party by licensing NaPro Technology to a Third Party or a NaPro Affiliate; or (c) develop, manufacture, market or sell a Competitive Paclitaxel Product either itself or with or through a Third Party which uses or references or infringes a Valid Claim of any Joint Program Inventions or Joint Patent Rights.
                  11.6.2 In the Unavailable Territories in which NaPro or a NaPro Affiliate is either marketing or selling a product containing Paclitaxel in the Field or has a definitive written agreement with a Third Party with respect to the marketing or sale of a product containing Paclitaxel in the Field, then during the Term Abbott will not: (a) market or sell any products containing Paclitaxel in the Field where a Valid Claim of a Joint Patent Right would be infringed by the marketing or sale of such product; or (b) practice, or grant any sublicense with respect to, Joint Patent Rights in the Field.
         11.7 Exclusive Enumeration of Rights. Except as set forth in this
Article 11: (a) Abbott shall not have any rights to use or reference Paclitaxel
Data outside the Field or outside the Territory; (b) Abbott shall have the exclusive right (exclusive even as to NaPro) to reference and to use the Paclitaxel Data in the Field in the Territory; and (c) NaPro shall have the exclusive right to reference and to use Paclitaxel Data (exclusive even as to Abbott) either outside the Field or outside the Territory. Notwithstanding the foregoing, NaPro's exclusive rights to reference and to use the Paclitaxel Data either outside the Field or outside the Territory shall apply only after such time as any Development Opportunity w ith respect to the Paclitaxel Data has been offered to Abbott and Abbott has had the opportunity to negotiate with NaPro with respect to the Development Opportunity pursuant to the terms of Section
11.3.
         11.8 Certificate of Free Sale. Upon the request of NaPro from time to time, Abbott shall provide a certificate of free sale or other documentation necessary to permit NaPro to utilize any Regulatory Approval in both the Unavailable Territories and the other countries outside the Territory in which Abbott had the right to pursue a Development



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Opportunity but did not enter into a definitive agreement with NaPro to pursue the Development Opportunity pursuant to this Article 11.

                                   ARTICLE 12
                         REPRESENTATIONS AND WARRANTIES
         12.1 Reciprocal. Each Party hereby represents and warrants to the other
Party the following:
                  12.1.1 Corporate Status. It is a corporation duly organized and validly existing under the laws of its state or other jurisdiction of incorporation or formation.
                  12.1.2 Authority. It has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder.
                  12.1.3 No Conflicts. The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under: (a) any loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (b) the provisions of its charter documents or by-laws; or (c) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound.
                  12.1.4 No Approvals. Except for the DMF, Application(s) for
Regulatory Approval or Regulatory Approvals for Bulk Drug and Finished Product referenced herein, no authorization, consent or approval of any governmental authority or third party is required for the execution, delivery or performance by it of this Agreement, and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such Party.
                  12.1.5 Enforceability. This Agreement has been duly authorized, executed and delivered, and constitutes its legal, valid and binding obligation enforceable against it in



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accordance with its terms subject to laws governing bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles regardless of whether such remedies are pursued at law or in equity.
                  12.1.6 Compliance with Laws. It shall comply with all applicable laws and regulations relating to its activities under this Agreement.
                  12.1.7 Data. The Parties represent and warrant that to the best of their knowledge the Pre-Clinical and Clinical Data is true and accurate, and that each Party has the right to share the Pre-Clinical and Clinical Data with the other Party.
                  12.1.8 Year 2000 Warranties. Each Party makes the following warranties with respect to Year 2000 compliance:
                           12.1.8.1 NaPro warrants that all software used by it
in the
manufacture of Bulk Drug and in its business relationship with Abbott will, on and following January 1, 2000, have no lesser functionality with respect to dates prior to January 1, 2000 than previously with respect to dates prior to January 1, 2000.
                            12.1.8.2 Abbott warrants that all software used by
it in its business relationship with NaPro will, on and following January 1, 2000, have no lesser functionality with respect to records containing dates before or after January 1, 2000.
         12.2 NaPro Representations and Warranties. NaPro represents and warrants the following:
                  12.2.1 The NaPro Patents have not knowingly been obtained through any activity, omission or representation that would limit or destroy the validity of the NaPro Patents and to the best of NaPro's knowledge, the existing
NaPro Patents are valid and enforceable.
                  12.2.2 To the best of NaPro's knowledge, there are no actions, threatened or pending, before any court relating to the NaPro Patents.



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                  12.2.3 Exhibit E-1 lists all patents issued and patent
applications in the Territory filed on or before the Effective Date of this
Agreement within the scope of the NaPro Patents. All of the inventors named in the patents and patent applications listed in Exhibit E-1 have assigned, or are under an obligation to assign, to NaPro all of their right, title and interest in the inventions claimed.
                  12.2.4 Except for the rights granted to IVAX under the IVAX
Agreements, NaPro has not authorized others to practice NaPro Technology in the
Territory in the Field.
                  12.2.5 Except for the rights granted to IVAX under the IVAX
Agreement, NaPro owns and possesses all right, title and interest in and to the
NaPro Patents and no Third Party has acquired, owns or possesses any right, title or interest in or to the NaPro Patents in the Territory in the Field.
                  12.2.6 Except for: (a) the rights granted to IVAX under the
IVAX Agreement; and (b) the obligations of NaPro under [THIS PORTION HAS BEEN
REDACTED.] NaPro has no agreement with any Third Party which (i) gives any rights to such Third Party, or (ii) imposes obligations upon NaPro or gives any rights to NaPro which, in either case, would adversely affect the rights of
Abbott or the obligations of NaPro under this Agreement.
                  12.2.7 The IVAX Agreement is the only agreement with any Third
Party that grants any rights to any NaPro Technology in the Territory in the
Field.
                  12.2.8 NaPro shall not take any action with respect to the
IVAX Agreement that would alter, expand or extend the scope of any license granted thereunder.
                  12.2.9 NaPro has not and will not provide to IVAX any rights to any intellectual property developed or in-licensed during the course of the
Development Program and NaPro has no outstanding agreements with IVAX or any
IVAX Affiliate that either grant any rights to NaPro Technology or impose obligations upon NaPro with respect to Paclitaxel in the Territory other than the IVAX Agreement.



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                  12.2.10 NaPro has provided Abbott with a true and correct copy of the IVAX Agreement (including all exhibits thereto), which is attached to this Agreement as Exhibit F-3. NaPro has not and will not extend, enlarge, or otherwise modify the IVAX Agreement, and the IVAX Agreement is currently in effect according to its written terms.
[THIS PORTION HAS BEEN REDACTED.] NaPro's obligation to supply IVAX with
Paclitaxel will be complete and NaPro shall not supply any further quantities of
Bulk Drug to IVAX.
         12.3 NaPro Representations Regarding Data. NaPro represents, warrants and covenants that, with respect to Pre-Clinical and Clinical Data and other information that NaPro may share with F.H. Faulding or with any other Third
Party with which NaPro enters into an arrangement for the development and rights to market and sell Finished Product in European countries pursuant to Article
11, NaPro shall have in place with F.H. Faulding or such Third Party, a written agreement sufficient to protect the confidential nature of all information and data derived pursuant to the Development Program shared with F.H.
Faulding or such Third Party.
         12.4 NaPro Representations Regarding IVAX. NaPro represents and warrants that it has no obligation to share with IVAX the Pre-Clinical and
Clinical Data developed during the course of the Development Program and covenants that it will not share with IVAX the Pre-Clinical and Clinical Data developed during the course of the Development Program.
         12.5 NaPro Representations Regarding Bryn Mawr. NaPro represents, warrants and covenants that it: (a) is not in breach of the Bryn Mawr Agreement;
(b) shall maintain the Bryn Mawr Agreement and shall comply with and fulfill all of its obligations thereunder; (c) shall not modify the terms of the Bryn Mawr
Agreement in any way that may adversely affect NaPro's obligations under this
Agreement or any of Abbott's rights under this Agreement; (d) shall be responsible for and shall pay all amounts owing under the Bryn Mawr Agreement both under the license or any sublicense necessary for either NaPro or the
Stand-By Manufacturing Source to manufacture the Bulk Drug; and (e) will obtain any consents from Bryn Mawr that may be necessary to sublicense all rights to the technology granted to NaPro under this Agreement whether to Abbott or
Abbott's designated Stand-By



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Manufacturing Source. Notwithstanding anything contained in this Section 12.5,
NaPro shall not have any obligation to provide to a Stand-By Manufacturing
Source Confidential Information or technical support for the semi-synthetic manufacture of Bulk Drug.
         12.6 NaPro Representations Regarding F.H. Faulding. NaPro has the right to: (a) use the F.H. Faulding Formulation in connection with the Development
Program and other activities contemplated by this Agreement; (b) share with Abbott the data and other information derived pursuant NaPro's relationship with F.H. Faulding, and (c) shall not modify the Faulding Agreement in any way that may adversely affect Abbott's rights under this Agreement.
         12.7 Future Necessary Licenses. With regard to any technology that NaPro may obtain rights to in the future necessary for the manufacture, marketing, sale and distribution of Finished Product(s), NaPro shall provide a license to Abbott to such technology sufficient to permit Abbott to exercise its rights and discharge its obligations under this Agreement and, in the event that such technology is obtained from a Third Party, NaPro shall represent, warrant and covenant that it: (a) shall maintain and comply with any terms of any agreement with any Third Party regarding such technology; (b) shall not enter into an agreement with the terms that would adversely affect NaPro's obligations under this Agreement or any of Abbott's rights under this Agreement; and (c) shall obtain the necessary approvals to license such technology to Abbott and its Affiliates. Unless otherwise agreed to in writing by Abbott, the costs and expenses associated with such technology obtained in the future shall be NaPro's.
         12.8 Abbott Representations and Warranties. Abbott represents and warrants the following:
                  12.8.1 Abbott and/or its Affiliates owns and possesses all right, title and interest in and to the Abbott Formulated Product and, no Third
Party has acquired, owns or possesses any right, title or interest in or to the Abbott Formulation in the Territory in the Field.



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                  12.8.2 Neither Abbott nor any of its Affiliates has granted to any Third Party any rights in or to the Abbott Technology or the Abbott
Formulated Product in the Territory in the Field.
                  12.8.3 Exhibit E-2 lists all patents issued and patent
applications in the Territory filed on or before the Effective Date of this
Agreement within the scope of the Abbott Patents and hence subject to this
Agreement and all of the inventors named in the patents and patent applications listed in Exhibit E-2 have assigned, or are under an obligation to assign, to
Abbott all of their right, title an interest in the inventions claimed.
                  12.8.4 Abbott has no agreement with any Third Party which
either gives any rights to such Third Party or imposes obligations upon Abbott or gives any rights to Abbott which, in either case, would adversely affect the rights of NaPro or the obligations of Abbott under this Agreement.

                                   ARTICLE 13
                          INDEMNIFICATION AND INSURANCE
         13.1     Indemnities
                  13.1.1 NaPro Indemnity. NaPro shall indemnify, defend, and hold harmless Abbott and its Affiliates and their respective directors, officers, partners, employees, agents, and representatives (the "Abbott
Indemnified Parties") from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of Third Party Claims for:
(a) the failure of the Bulk Drug supplied by NaPro or its Affiliates to meet the Bulk Drug Warranties as required by Section 8.4.1; (b) NaPro's breach of the representations and warranties set forth in Article 12 or Section 8.4.1 (c)
NaPro's negligence, willful misconduct or breach of this Agreement; (d) NaPro's activities in connection with any promotion or technical marketing of the Finished Product in accordance with Sections 9.4 or 9.5, if applicable, including, but not limited to misrepresentation of the Finished Product or representation of the Finished Product other than in accordance with the



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Finished Product Label; (e) fifty percent (50%) of any other Third Party Claims for product liability for which NaPro is not solely responsible for pursuant to
Section 13.1.1(a) through (d), excluding product liability relating to Bulk Drug manufactured and supplied by a StandBy Manufacturing Source or Abbott is not solely responsible for pursuant to Section 13.1.2(a) through (d).
                  13.1.2 Abbott Indemnity. Abbott shall indemnify, defend, and hold harmless NaPro and its Affiliates and their respective directors, officers, partners, employees, agents, and representatives (the "NaPro Indemnified
Parties") from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of Third Party Claims for: (a) failure of the Finished Product to meet the Finished Product Specifications and applicable GMP for the Finished Product; (b) Abbott's breach of any representations and warranties set forth in Article 12; (c) Abbott's negligence, willful misconduct or breach of this Agreement; (d) Abbott's marketing and sale of the Finished Product in a manner which misrepresents the Finished Product or represents the Finished Product other than in accordance with the Finished
Product Label; and (e) fifty percent (50%) of any other Third Party Claims for product liability for which NaPro is not solely responsible for pursuant to
Section 13.1.1(a) through (d) or Abbott is not responsible for pursuant to
Section 13.1.2(a) through (d).
                  13.1.3 Indemnification Sharing. The Parties understand and agree that the development, design, clinical activities, Regulatory Approval and labeling of the Finished Product is a joint effort by the Parties under the Development Program. Abbott and NaPro shall each be responsible for fifty percent (50%) of any Third Party Claims for product liability for which neither
NaPro nor Abbott are solely responsible as set forth in Section 13.1.1(a) through (d) (in the case of NaPro) and Section 13.1.2(a) through (d) (in the case of Abbott.)
                  13.1.4 Procedures. If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an



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Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) Business Days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third
Party Claim at such Indemnifying Party's own expense and by such Indemnifying
Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.
                  13.1.5 Defense. If, within ten (10) Business Days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section
13.1.3, an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party
Claim as provided in the last sentence of Section 13.1.3, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten (10) Business Days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying
Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable
Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.



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                  13.1.6 Indemnifiable Loss Recovery. If the amount of any
Indemnifiable Loss, at any time subsequent to the making of an Indemnity
Payment, is reduced by recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other Person, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any
Indemnity Payment the Indemnifying Party will, to the extent of such Indemnity
Payment, be subrogated to all rights of the Indemnitee against any Person that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that: (a) the
Indemnifying Party shall then be in compliance with its obligations under this
Agreement in respect of such Indemnifiable Loss; and (b) until the Indemnitee recovers fully payment of its Indemnifiable Loss, any and all claims of the
Indemnifying Party against any such Person on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such Person. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.
         13.2 Insurance. Beginning on the Effective Date and until the date which is one day prior to the date of First Commercial Sale, NaPro shall maintain product liability insurance with an A.M. Best Company rating of at least A+ with a minimum annual amount of: (a) Five Million Dollars ($5,000,000)
per occurrence; and (b) Ten Million Dollars ($10,000,000) in the aggregate.
Beginning on the date of First Commercial Sale and for a period of five (5)
years after termination of this Agreement, NaPro shall maintain product liability insurance with a A.M. Best Company rating of at least A+ with minimum annual amounts of: (x) Ten Million Dollars ($10,000,000) per occurrence; and (y)
Forty Million Dollars ($40,000,000) in the aggregate. Upon Abbott's request,
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Abbott a certificate of insurance evidencing such insurance and stating that the policy will not be canceled or modified without at least thirty (30) days prior written notice to Abbott. Abbott shall be named as an additional insured party under any such insurance policies.
         13.3 Limitations of Damages. Neither Party shall be liable to the other
Party for any incidental or consequential damages arising out of the terms of this Agreement.

                                   ARTICLE 14
                        PRODUCT RECALL AND ADVERSE EVENTS
         14.1 Recall Notification and Implementation. Each Party shall promptly notify the other Party in writing of any facts relating to the advisability of the recall, destruction or withholding from the market of Bulk Drug or Finished
Product anywhere in the Territory (collectively, "Recall"). If at any time: (a) any governmental or regulatory authority in the Territory issues a request, directive or order for a Recall; (b) a court of competent jurisdiction orders a Recall in the Territory; or (c) Abbott determines, following consultation with NaPro (except in emergency situations in which there is insufficient time for such consultation), that a Recall in the Territory is necessary or advisable, Abbott shall take all appropriate corrective actions to effect the Recall and NaPro shall provide Abbott with such cooperation in connection with the Recall as Abbott may reasonably request.
         14.2 Recall Costs and Expenses. Abbott shall bear the costs and expenses of any Recall in the Territory to the extent such Recall is the result of any fault or omission attributable to Abbott or its Affiliates, and NaPro shall bear all costs and expenses of any Recall in the Territory to the extent such Recall is the result of any fault or omission attributable to NaPro or its Affiliates.
         14.3 Adverse Events. During the term, each Party shall promptly inform the other Party of any information it receives or develops regarding the safety of Bulk Drug or Finished Product or any product containing Bulk Drug anywhere in the world and shall promptly report to the other Party any information regarding serious adverse reactions or



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side effects related to the use of the Bulk Drug or Finished Product. To allow the Parties to comply with the adverse drug experience reporting requirements for Bulk Drug or Finished Product to the FDA and its counterpart regulatory agencies in the Territory NaPro shall notify Abbott in writing of any "adverse drug experience" that is considered "serious" as defined in FDA regulations (21
CFR 314.80) or the comparable regulations of other regulatory agencies in the Territory, regardless of source, so that Abbott will receive such notice within three (3) Business Days of NaPro's first having "obtained or otherwise received such" "adverse drug experience" from "any source", as those terms are defined in FDA regulations (21 CFR 314.80). Such information shall be communicated by NaPro to Abbott at the following address:

       To Abbott:             Abbott Laboratories
                              Hospital Products Division
                              Attn:  Divisional Vice President of
                                        Pharmaceutical and Clinical Development
                              Dept. 970, Bldg. AP30
                              200 Abbott Park Road
                              Abbott Park, Illinois, U.S.A. 60064
                              Telephone:  (847) 937-8190
                              Facsimile:  (847) 938-6590


         14.4 Complaint Handling. Abbott shall be responsible for addressing and resolving customer complaints regarding the Finished Product distributed by Abbott in the Territory, and for answering and responding to any customer questions with respect to the Finished Product in the Territory; provided, however, that NaPro shall reasonably cooperate with Abbott to resolve complaints related to Bulk Drug. Any serious adverse event report or medical complaint received by Abbott or NaPro from any country in the Territory relating to the Finished Product shall be promptly investigated by Abbott. NaPro shall notify
Abbott three (3) Business Days after becoming aware of an adverse event or medical complaint, and provide to Abbott contact information to allow Abbott to act on the matter with customers



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within the Territory. Abbott shall promptly report to the FDA or applicable regulatory authority any such report that involves an event that is serious (as those terms are defined by then applicable FDA or applicable regulatory authority regulations), but in any event within fifteen (15) calendar days of receipt (term definition and reporting requirements to be modified to meet then applicable regulations). Abbott shall prepare adverse event periodic reports in accordance with FDA or applicable regulatory authority regulations. Abbott shall be responsible for submission of periodic reports to the FDA or applicable regulatory authority. Adverse event reports required to be made to regulatory agencies in other countries shall be handled solely by NaPro, with Abbott providing necessary supportive information.
                                   ARTICLE 15
                              TERM AND TERMINATION
         15.1 Term and Termination. The term of this Agreement ("Term") shall commence on the Effective Date and shall continue, unless terminated earlier pursuant to this Article 15, until the earlier to occur of: (a) the date of expiration of the last to expire of the NaPro Patent Rights containing a Valid
Claim that would be infringed by the manufacture, use (involving methods of administration), marketing or sale of a Finished Product in the Territory; or
(b) twenty (20) years following the Effective Date. The consequences of termination, whether by expiration of the Term or by earlier termination pursuant to this Article 15, shall be as set forth in Section 15.6. For the purposes of this Section 15.1, the term "date of expiration" shall mean the date on which the NaPro Patent Rights containing a Valid Claim expire following their full term (including any extension) as granted by the United States Patent and Trademark Office or the equivalent patent authority in other countries in the Territory (with respect to non-U.S. patents) and shall not include pre-mature invalidation as contemplated in Section 15.5.2.
         15.2 Termination by Abbott Without Cause. Abbott may terminate this Agreement at any time without cause upon twelve (12) months prior written notice to



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NaPro. Abbott shall be responsible for payment of any milestone payments set forth in Section 3.1, that have been earned prior to the date of Abbott's notice of termination.
         15.3 Termination by Either Party for Cause. Either Party shall have the right, without prejudice to any other rights or remedies available to it, to terminate this Agreement for cause upon thirty (30) days' written notice to the other Party in any of the following events:
                  15.3.1 Bankruptcy. If the other Party becomes insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against the other Party and not dismissed within ninety (90) days, or if the other Party becomes the subject of liquidation or dissolution proceedings or otherwise discontinues business.
                  15.3.2 Material Breach. If the other Party commits a Material
Breach of this Agreement and the Party alleged to be in breach fails to either:
(a) cure such Material Breach; or (b) commence dispute resolution proceedings under Article 16 contesting whether a Material Breach has occurred and/or whether such breach is a Material Breach within sixty (60) days after receipt of written notice from the Party asserting the Material Breach. "Material Breach" as used herein shall mean:

                            15.3.2.1 with respect to Abbott, a willful failure
by Abbott to pay any: (a) milestone payments pursuant to Section 3.1; (b)
Additional Consideration payments pursuant to Article 4; (c) Development Plan funding payments that Abbott is obligated to make pursuant to Section 6.2; (d) or Bulk Drug supply payments pursuant to Sections 8.2 and 8.3 (except to the extent of any good faith payment dispute submitted to Alternate Dispute
Resolution pursuant to Article 16); or



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                            15.3.2.2 with respect to NaPro, a willful failure to
perform any material obligations of NaPro under Article 6 and/or the Development
Plan, and/or under Article 8.
                  15.3.3 Notwithstanding anything to the contrary herein, NaPro may challenge Abbott's failure to comply with its obligations pursuant to
Section 9.3 as a potential Material Breach of the terms of this Agreement only one (1) time per Sales Year.
         15.4     [SECTION NOT USED]
         15.5     Termination by Abbott for Cause.
                  15.5.1 Related to Finished Product. If at any time during the
Term: (a) the Development Committee determines that obtaining or maintaining a
Regulatory Approval is not feasible due to any one (1) or more of the following:
(i) documented adverse reactions or other safety issues with the Finished
Product, (ii) the Finished Product's lack of efficacy or limited efficacy, or
(iii) registration is not allowed or approved because of orphan drug status of a product containing Paclitaxel owned, marketed or sold by a Third Party; (b) the
Finished Product is withdrawn or recalled from the market in any country in the
Territory due to safety issues or adverse events which lead Abbott to conclude that such safety issues or adverse events could not be alleviated using commercially reasonable efforts to allow re-entry into the market; (c) the
Finished Product is withdrawn or recalled from the market in any country in the
Territory due to efficacy issues which lead the Development Committee to conclude that such efficacy issues could not be alleviated using commercially reasonable efforts to allow re-entry into the market; (d) Regulatory Approval for at least one Finished Product is not received on or before [THIS PORTION HAS
BEEN REDACTED.] ; or (e) Abbott withdraws any Application of Regulatory Approval for a Finished Product due to documented adverse reactions or other safety issues which lead Abbott (in consultation with the Development Committee) to conclude that such adverse reactions and safety issues could not be alleviated using commercially reasonable efforts and that re-submission of another
Application for Regulatory Approval would not be reasonably feasible, then
Abbott



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may, at its option, terminate this Agreement upon thirty (30) days' prior written notice to NaPro. Abbott may, at its option, exercise its right of termination under this Section 15.5.1 on a country-by-country basis, and, if Abbott does so, Abbott's termination notice shall specify the country or countries of the Territory affected. Upon such termination, the definition of the term "Territory" shall be deemed thereby to have been amended to exclude that country or area, and NaPro shall have the right to develop products containing Paclitaxel for manufacture, use and sale in that country or area and the right to use and reference Paclitaxel Data without any of the limitations imposed upon NaPro by Article 11 of this Agreement.
                  15.5.2 Related to Patent Invalidation. In the event that one
(1) or more claims of an issued and unexpired NaPro Patent (in the case of the NaPro Formulated Product) or Abbott Patent (in the case of the Abbott Formulated
Product) or a patent included in Joint Patent Rights or any patent in-licensed from a Third Party as contemplated in Section 2.3 has been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, or has been admitted by NaPro (in the case of a NaPro
Patent) or Abbott (in the case of an Abbott Patent) to be invalid or unenforceable through reissue, disclaimer, abandonment or otherwise, and the result of such invalidation(s) is that the manufacture, sale or Commercial Use of no Finished Product(s) in accordance with the actual or anticipated NDA approval is covered by any Valid Claim of a NaPro Patent (in the case of the NaPro Formulated Product) or Abbott Patent (in the case of the Abbott Formulated
Product) or a patent included in Joint Patent Rights or any patent in-licensed from a Third Party as contemplated in Section 2.3, then Abbott may, at its option, terminate this Agreement upon thirty (30) days' prior written notice to NaPro.
                  15.5.3 Related to Breach of Representation or Warranty. In the event that NaPro breaches a representation or warranty made by NaPro in Article
12, which breach has a material adverse effect on the Development Program or the development, marketing, or



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sale of Finished Product, Abbott may terminate this Agreement upon thirty (30)
days prior written notice to NaPro.
         15.6 Consequences of Termination. In the event of expiration or early termination of this Agreement pursuant to this Article 15, the Parties shall have the following rights and obligations:
                  15.6.1 Expiration of Term. Upon expiration of the Term: (a) the License shall be fully-paid up and irrevocable; (b) Abbott shall be entitled to retain all Paclitaxel Data within the Territory and shall have the exclusive right (exclusive even as to NaPro) to use all Paclitaxel Data within the Territory, within the Field; and (c) subject to any arrangements negotiated by the Parties pursuant to Article 11, NaPro shall be entitled to retain all Paclitaxel Data outside the Territory or outside the Field and use all Paclitaxel Data outside the Territory or outside the Field. Subject to any arrangements negotiated by the Parties pursuant to Article 11, Abbott shall not be entitled to use or reference any Paclitaxel Data outside the Territory or outside the Field. NaPro shall not be entitled to use or reference any Paclitaxel Data within the Territory, within the Field.
                  15.6.2 Termination by Abbott Without Cause. If Abbott terminates the Agreement without cause pursuant to Section 15.2: (a) the License shall automatically terminate upon the effective date of termination; (b) Abbott shall transfer and/or return to NaPro all Regulatory Approvals and copies of all Paclitaxel Data, and Abbott shall have no right to use such Paclitaxel Data; (c)
Abbott shall pay for and NaPro shall deliver to Abbott any Bulk Drug scheduled to be delivered within the six (6) months following the date of the notice of termination at a cost of [THIS PORTION HAS BEEN REDACTED.] of Bulk Drug; (d)
NaPro may, at its option, repurchase from Abbott at Abbott's cost, any remaining inventory of Bulk Drug or Finished Product on the effective date of termination;
(e) upon NaPro's request, the Parties shall reasonably cooperate to effectuate the transfer or assignment of End-User Customer contracts for Finished Product from Abbott to NaPro; (f) Abbott shall grant to NaPro a co-exclusive license to use the trademarks referred to in



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Section 9.6 for a transition period not to exceed two (2) years from the date of termination; and (g) Abbott shall pay NaPro a termination fee determined in accordance with the calculation mutually agreed upon by the Parties
("Termination Fee") upon the effective date of termination, which Termination
Fee may be offset, at Abbott's option, either against any remaining indebtedness of NaPro under the Loan Agreement or any other financial obligation of NaPro, including any amounts otherwise due Abbott as a credit against Additional
Consideration. The Termination Fee is limited to the [THIS PORTION HAS BEEN
REDACTED.] The Termination Fee shall be mutually agreed upon between the Parties, but in no event shall [THIS PORTION HAS BEEN REDACTED.]
Notwithstanding the foregoing, Abbott shall not pay a Termination Fee in the event that the date of termination is after the date which is two (2) years after the date of First Commercial Sale.
                  15.6.3 Termination by NaPro for Cause. In the event NaPro terminates this Agreement for cause pursuant to Section 15.3, then: (a) the provisions of Section 15.6.2(a)-(f) shall be applicable; and (b) NaPro may either, at its option, require Abbott to pay a Termination Fee as referenced in
Section 15.6.2(g) or seek and, if successful, collect damages from Abbott in an ADR proceeding pursuant to Article 16. Notwithstanding the foregoing, Abbott shall not pay a Termination Fee in the event that the date of termination is after the date which is two (2) years after the date of First Commercial Sale.
                  15.6.4 Termination by Abbott for Cause. In the event Abbott terminates this Agreement for cause pursuant to Section 15.3, then: (a) the provisions of Section 15.6.1(a)-(c), shall be applicable and (b) Abbott may seek and, if successful, collect damages from NaPro in an ADR proceeding pursuant to
Article 16.
                  15.6.5     [SECTION NOT USED]
                  15.6.6 Termination by Abbott for Cause Related to Finished
Product. In the event of termination of this Agreement by Abbott for cause related to the Finished Product pursuant to Section 15.5.1 or 15.5.2, then: (a) the provisions of Section 15.6.2(a),



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(b), (d) and (e) shall be applicable; and (b) the due date(s) for any remaining payments due to Abbott by NaPro under the Loan Agreement shall be extended by twelve (12) months, provided that interest shall continue to accrue during such twelve (12)-month period in accordance with the terms of the Loan Agreement.
                  15.6.7 Termination by Abbott for Cause Related to a Breach of
Representation or Warranty. In the event of termination of this Agreement by Abbott for cause related to the breach of a representation and warranty made by NaPro in Article 12 pursuant to Section 15.5.3, then: (a) the License shall automatically terminate upon the effective date of termination; (b) Abbott shall transfer and/or return to NaPro all Regulatory Approval and copies of all Paclitaxel Data; provided, however, that Abbott shall have the right to retain copies of the Paclitaxel Data and use such Paclitaxel Data; (c) Abbott shall not be obligated to pay for any Bulk Drug scheduled to be delivered after the date of termination; and (d) NaPro may, at its option, repurchase from Abbott, at Abbott's cost, any remaining inventory of Bulk Drug on the effective date of termination. In addition to termination of this Agreement pursuant to Section
15.5.3 and the consequences of termination of this Agreement pursuant to this
Section 15.6.7, Abbott shall have all other remedies available to it for breach of contract and may seek and, if successful, collect damages from NaPro in an ADR proceeding pursuant to Article 16.
                  15.6.8 NaPro Sale of Finished Product Post-Termination. In the event that NaPro continues to sell Finished Product following termination of the Agreement, NaPro shall indemnify and hold harmless Abbott for any and all Third
Party Claims of whatever nature and however arising, except with respect to any Finished Product Manufactured by Abbott prior to termination and sold by NaPro following termination (if applicable) as set forth in Section 13.1.2(a).
                  15.6.9 Joint Patent Rights and Joint Program Inventions. In the event of termination of this Agreement for whatever reason, both Parties shall have the right to practice or grant sublicenses under the Joint Patent
Rights and Joint Program Inventions



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anywhere in the Territory or outside the Territory either inside or outside the
Field. Notwithstanding the foregoing, (except in the event of termination of this Agreement by Abbott pursuant to Section 15.3.2.2), then for a period of five (5) years following the date of termination, Abbott shall not practice or grant sublicenses under the Joint Patent Rights or Joint Program Inventions in the Unavailable Territories in the Field where NaPro has an existing agreement with a Third Party relating to the Joint Patent Rights or Joint Program
Inventions at the time of termination of this Agreement; subject, however, to Abbott's right to continue to practice, or maintain sublicenses to, Joint Patent
Rights or Joint Program Inventions which are in effect at the date of termination.
         15.7 Survival of Certain Provisions. Expiration or early termination of this Agreement pursuant to this Article 15 shall not relieve either Party of its obligations incurred prior to expiration or termination, including, but not limited to obligations to make payments which were earned and accrued prior to expiration or termination and obligations for indemnification which arose out or actions which occurred prior to termination. The following sections shall survive expiration or termination of this Agreement by any means and for any reason following such expiration or termination for such period of time as stated in this Agreement or as indicated in this Section 15.7:

         Article 1           Definitions;
         Section             5.2 Record Keeping and Audit Rights (records to be
                             maintained not less than three (3) years post
                             expiration or termination.);
         Section 8.4.1       Bulk Drug Warranties;
         Section 8.7.1       Qualification of Stand-By Manufacturing Facility;
         Section 10.3        Ownership;
         Section 10.5(b)     Prosecution and Maintenance (provided, however, that after termination, (i) outside counsel of NaPro and
                             Abbott shall jointly make any determination that
                             the Development Committee was required to make
                             pursuant to the third full sentence of



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                             Section 10.5(b), and (ii) in lieu of the
                             requirements of the last sentence of Section
                             10.5(b), Abbott and NaPro shall each be responsible
                             for 50% of all costs and expenses incurred under
                             Section 10.5 within the Territory, and NaPro shall
                             be responsible for all costs and expenses incurred
                             under Section 10.5 outside the Territory);
         Section 10.7        Cooperation;
         Section 10.9        Patent Enforcement;
         Section 10.10       Defense of Certain Claims;
         Section 10.11       Expense for Defense;
         Section 10.12       Settlement (if litigation is pending at termination date);
         Section 12          Representations and Warranties (provided, however, that the provisions of Section 12 shall survive for (i) only
                             three (3) years following termination with respect
                             to Indemnifiable Losses asserted with respect to
                             Third Party Claims; and (ii) only two (2) years
                             with respect to Claims asserted by the Parties
                             against each other that do not involve the
                             assertion of a Third Party Claim);
         Section 13          Indemnification (survival for three (3) years) (in the event that
                             NaPro continues to sell the Finished Product in the event of termination, NaPro shall indemnify Abbott for 100% of all Claims and Losses arising out of continued sale of the Finished Product);
         Section 15.6        Consequences of Termination;
         Article 16          Alternative Dispute Resolution;
         Section 17          Confidentiality and Publicity (provided, however, that the rights to disclose or use Confidential Information shall be commensurate with each Party's rights to use Paclitaxel Data following
                             termination);



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         Section 18.2        Severability;
         Section 18.5        Waiver;
         Section 18.7        Notices;
         Section 18.8        Entire Agreement;
         Section 18.10       Interpretation; and
         Section 18.11       Governing Law.

         15.8 Effect of Termination on Milestone Payments. Abbott shall not be responsible for any milestone payments pursuant to Section 3.1 which are earned after the date of Abbott's notice of termination to NaPro under any provision under this Article 15.

                                   ARTICLE 16
                         ALTERNATIVE DISPUTE RESOLUTION
         All disputes arising out of or in connection with this Agreement
(except those involving actions commenced by or involving Third Parties and affecting or involving only one of the Parties) shall be resolved with the following mechanism:
         16.1 Attempted Amicable Resolution. The Parties shall promptly give each other written notice of any disputes requiring resolution hereunder, which written notice shall specify the Section(s) of this Agreement the other Party is alleged to have breached or pursuant to which there is a dispute and shall briefly state the initiating Party's claims. The Parties shall use reasonable efforts to resolve any such disputes in an amicable manner.
         Any disputes arising in connection with this Agreement which cannot be resolved in an amicable manner by representatives of the Parties shall be referred, not later than thirty (30) days after initiation of dispute resolution proceedings under this Section 16.1, to the following corporate officers of the Parties for resolution:




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         For Abbott:
         President, Hospital Products Division (or his or her designee)

         For NaPro:
         CEO (or his or her designee)

         Such officers (or their designees) shall attempt to resolve the dispute and shall communicate with each other by facsimile or telephone or in personal meetings in an effort to resolve the dispute.
         16.2 Alternate Dispute Resolution. Any disputes arising in connection with this Agreement which cannot be resolved by the Parties within forty-five
(45) days after initiation of dispute resolution proceedings under Section 16.1 shall be finally settled by binding Alternate Dispute Resolution in accordance with the procedures set forth in Exhibit G ("ADR"); provided, however, that an assertion by NaPro that Abbott is in Material Breach of Abbott's obligations pursuant to Section 9.3 shall not be more than one (1) time in any Sales Year. Judgment upon any award rendered by the neutral in such proceedings may be issued and enforced by any court having competent jurisdiction.
         16.3 ADR Ruling. The neutral in any ADR proceeding under Section 16.2 relating to an alleged breach of the Agreement by either Party shall determine and advise the Parties in writing:
                  16.3.1 whether either Party has committed a breach of any of its obligations under this Agreement; and
                  16.3.2   if either Party has committed a breach;
                           16.3.2.1 whether such breach is a Material Breach or
a breach other
than a Material Breach; and
                           16.3.2.1 the appropriate remedy for any such breach
pursuant to Section 16.4.



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         16.4 ADR Remedies. The neutral in any ADR proceeding under Section 16.2 shall have the authority to award the non-breaching Party the following relief and any other relief as set forth in Article 15:
                  16.4.1 For a Material Breach, an award of damages and/or equitable relief and/or termination of this Agreement in whole or in part (including the termination of any licenses granted to the breaching Party, whether in whole or in part, in the Territory or on a country-by-country basis); and
                  16.4.2 For a breach other than a Material Breach, an award of damages and/or equitable relief, but not termination of this Agreement in whole or in part or any licenses granted to the breaching Party under this Agreement.
         16.5 Effect on Time Periods in this Agreement. If there is a dispute regarding the exercise of any right, or the performance of any obligation, under this Agreement, and this Agreement provides that such right may or must be exercised, or that such performance must be rendered, by a specified date or within a specified period of time, then the applicable date shall be extended, and the applicable time period shall be tolled, without prejudice to either
Party pending the outcome of the ADR proceeding.
         16.6 Exclusivity. The ADR process contemplated by this Article 16 shall be the exclusive means for either Party to this Agreement to seek resolution of any dispute or adjudication of alleged breach arising out of, relating to, or connected with this Agreement, except that either Party may bring an action before a competent court for the adoption of provisional or protective measures or equitable relief. The pendency of a matter referred to ADR shall not excuse any Party for performance under this Agreement, it being understood that such performance is without prejudice to the Party's position in the dispute resolution process.
         16.7 Express Remedies. If this Agreement provides for an express remedy in the event of a breach or an express outcome upon the occurrence of certain events, the neutral in the ADR proceeding shall not have the authority to award a different remedy or mandate a



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different outcome, unless both Parties agree. The preceding sentence shall not limit the neutral's ability to award a remedy or mandate an outcome that is in addition to the express remedy or outcome provided in this Agreement.

                                   ARTICLE 17
                          CONFIDENTIALITY AND PUBLICITY
         17.1 Transfer of Information. Each Party has provided to the other information relating to Paclitaxel in connection with negotiation of this Agreement and each Party will in the future provide information in relation to this Agreement which the disclosing Party considers to be confidential (collectively, "Confidential Information"). "Confidential Information" shall include, but is not limited to, the terms and provisions of this Agreement, Bulk Drug Forecast, Finished Product, sales forecasts, Bulk Drug Specifications, Development Plan, Finished Product Specifications, NaPro Technology, Abbott Technology, Pre-Clinical and Clinical Data and information related to NaPro Formulated Product, Abbott Formulated Product and NaPro Oral Formulated Product. "Confidential Information" shall not include any information which:
                  17.1.1 Is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available to the public;
                  17.1.2 Is known to the receiving Party at the time of disclosure as evidenced by the receiving Party's written records;
                  17.1.3 Is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;
                  17.1.4 Is developed independently by or for the receiving Party without reference to Confidential Information, as evidenced by the receiving Party's competent written records;
                  17.1.5 Is legally required to be disclosed by the receiving Party, provided that the receiving Party gives the other Party prompt notice of such legal requirement such



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that such other Party shall have the opportunity to apply for confidential treatment of such Confidential Information; or
                  17.1.6 Is disclosed with the written approval of the disclosing Party.
         17.2 Restricted Disclosure. The Parties will restrict dissemination of Confidential Information received from the other Party to only those of its employees and agents with a need to know such information, except that:
                  17.2.1 In the case of Abbott, NaPro Confidential Information may be provided to regulatory authorities in connection with any application for an IND, or Application(s) for Regulatory Approval for the Finished Product(s).
                  17.2.2 In the case of NaPro, Abbott Confidential Information may be provided to: (a) regulatory authorities in connection with any application for an IND or an equivalent application in countries in the Territory other than the United States; (b) Application(s) for Regulatory Approval for the Finished Product(s); or (c) to any other Person with which NaPro has an agreement relating to the Application for Regulatory Approval and sale of the Finished Product, solely in the Unavailable Territories for the purpose of obtaining an IND or Application for Regulatory Approval for the Finished Product, subject to suitable confidentiality undertakings.
                  17.2.3 In the case of Abbott, NaPro Confidential Information may be used and provided to Third Parties to the extent reasonably necessary for Abbott to perform its obligations and/or exercise its rights under this Agreement, including but not limited to, performing research and development activities pursuant to the Development Plan and in connection with the sale of Finished Product in the Field in the Territory during the Term; provided, however, that as a pre-condition to any disclosure by Abbott to such Third Parties, Abbott shall procure from such Third Parties for the joint benefit of Abbott and NaPro a written agreement to be bound to confidentiality obligations no less strict than those imposed by this Article 17. Abbott shall supply NaPro with a copy of each such written agreement within a reasonable period of time after its execution by Abbott and such Third



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Party. Without NaPro's prior written consent and subject to the provisions in
Section 8.7.1, Abbott shall under no circumstances disclose any NaPro Confidential Information to any Third Party which, itself or through an Affiliate, manufactures or sells products containing Paclitaxel.
                  17.2.4 Following expiration or termination of this Agreement and for a period of seven (7) years thereafter, neither Party shall utilize the Confidential Information of the other Party and neither Party shall provide Confidential Information to any Third Party, except as specifically stated in this Agreement. Each Party shall, within twenty (20) Business Days following expiration or termination of this Agreement, return to the other Party or destroy all of the other Party's documents (whether in written or electronic (to the extent ordinarily accessible) or other tangible format) containing Confidential Information which are in that Party's or its agents' possession, and destroy all documents (whether in written or electronic (to the extent ordinarily accessible) or other tangible format) created by a Party or its agents which incorporate the other Party's Confidential Information, however only to the extent of the Confidential Information or the other Party. One (1) copy of such documents containing Confidential Information so returned or destroyed may be retained by each Party as part of its permanent records solely for purposes of maintaining a record of Confidential Information returned or destroyed. Upon completion of the obligations contained herein, each Party shall provide the other a written document, signed by an officer of such Party, certifying compliance with the provisions of this Section 17.2.4.
         17.3 Precautions. Each Party shall maintain Confidential Information received from the other Party as confidential, and protect the same from misuse, espionage, loss or theft and shall not disclose the Confidential Information to others except as provided in Section 17.2.
         17.4 Duration of Confidentiality Obligation. Unless otherwise stated in this Article 17, the confidentiality obligations of the Parties hereunder shall remain in effect during the Term and for seven (7) years after expiration or termination of the Term.



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                                                                    CONFIDENTIAL


         17.5 Publicity and Announcements. The Parties agree that, upon execution of this Agreement, a press release approved by both parties will be issued. Except as specifically set forth in this Section 17.5, neither Party (an "Originating Party") shall: (a) originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, relating to this Agreement, matters relevant to this Agreement, amendments hereto or performance by the Parties hereunder or the Bulk Drug or Finished Product; or (b) use the name of the other Party in any publicity, news release or other public announcement, except (i) with the prior written consent, review and approval of the other Party (a "Reviewing Party") in which case the Originating Party shall forward the proposed public announcement to the Receiving Party (which, in the case of Abbott, shall be its Manager of Public Affairs, Hospital Products Division, and in the case of NaPro, shall be its General Counsel) not less than three (3) Business Days prior to its use or publication, or (ii) as required by written state or federal securities law or regulation in the written opinion of legal counsel to the Originating Party, in which case the Originating Party will give to the Reviewing Party at least one
(1) full twenty-four (24) hour Business Day prior written notice of such proposed legally required disclosure to review, comment and propose modifications. In the event that the Reviewing Party fails to respond within the three (3) Business Days in the case of (i), or the twenty-four (24) hour period in the case of (ii), the Originating Party shall be free to issue such release without comment from the Reviewing Party.

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS
         18.1 Force Majeure. Except as set forth in Section 8.7.2, in the event that either Party's performance of its obligations under this Agreement shall be prevented by any cause beyond its reasonable control, including without limitation acts of God, acts of government, shortage of material, accident, fire, delay or destruction of means of transport or other disaster, provided that the affected Party shall have used its reasonable best efforts to avoid



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or remove the cause of such nonperformance and to minimize the duration and negative affect of such nonperformance, then such affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence. The affected Party shall continue performance under this Agreement using its best efforts as soon as such cause is removed.
         18.2 Severability. In the event that any provision of this Agreement shall be held to be unenforceable, invalid or in contravention of applicable law, such provision shall be of no effect, the remaining portions of this Agreement shall continue in full force and effect, and the parties shall negotiate in good faith to replace such provision with a provision which effects to the extent possible the original intent of such provision.
         18.3 Assignment/Third Parties. Neither Party shall assign any rights or obligations under this Agreement to Third Parties without the prior written consent of other Party. Notwithstanding the foregoing, (a) Abbott may assign this Agreement or any of its rights or obligations under this Agreement to one or more of its Affiliates (provided that Abbott guarantees the performance of such assigned rights or obligations by the Affiliate and such Affiliate shall become a party to this Agreement) without NaPro's prior written consent, (b) Abbott may engage a Third Party to assist Abbott in marketing, sales and distribution activities for the Finished Product, provided that Abbott continues to market and sell the Finished Product as well, (c) Abbott may perform any one or more of its obligations (other than marketing, sales and distribution activities, which is addressed in Subsection (b)) set forth in this Agreement by appointing Third Parties to perform some or all of Abbott's obligations hereunder on Abbott's behalf and in Abbott's name, provided that NaPro has given Abbott its prior written consent to each such appointment, which consent shall not be unreasonably withheld or delayed, (d) either Party may assign this Agreement and all of its rights and obligations under this Agreement to any successor (whether by merger, sale of assets, or otherwise) to all of the respective Party's business related to this Agreement, and (e) subject to approval of the Development Committee, NaPro may engage one or more



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Third Parties to assist NaPro or Abbott in conducting research and development activities under the Development Program.
         18.4 Relationship of Parties. Nothing contained in this Agreement shall be construed so as to operate or to place any Party hereto in the relationship of employee or agent or joint venturer or legal representative of the other Party. It is hereby expressly agreed and acknowledged that each of the parties hereto is an independent contracting Party which does not have the authority or power for or on behalf of the other Party hereto to enter into any contract to incur debts, to accept money, to assume any obligations or to make any warranties or representations whatsoever.
         18.5 Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provisions, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.
         18.6 Contract Modification. Any modification, alteration, change or variation in any provision of this Agreement shall be only made in a writing that refers to this Agreement executed by both parties.
         18.7 Notices. Notices by one Party to the other shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by registered mail or reputable overnight air delivery service (receipt provided) or by a telecopy, a copy of which is dispatched by reputable overnight delivery service, as follows:



                                                     99

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                  If to NaPro:

                           NaPro BioTherapeutics, Inc.
                           6304 Spine Road, Unit A
                           Boulder, Colorado  80301
                           Attention:  Chief Executive Officer
                           Fax: (303) 530-1296

                  with a copy to:

                           Bartlit Beck Herman Palenchar & Scott
                           511 Sixteenth Street, Suite 700
                           Denver, CO 80202
                           Attention: James L. Palenchar
                           Fax: (303) 592-3140

                  If to Abbott:

                           Abbott Laboratories
                           Hospital Products Division
                           200 Abbott Park Road, Bldg. AP-30
                           Abbott Park, Illinois 60064
                           Attention: President, Hospital Products Division
                           Fax: (847) 937-2927

                  with a copy to:

                           Abbott Laboratories
                           Domestic Legal Operations
                           100 Abbott Park Road, Dept. 322, Bldg. AP6D
                           Abbott Park, Illinois 60064
                           Attention: Divisional Vice President
                           Fax: (847) 938-1206

         18.8 Entire Agreement. This Agreement, together with the Stock Purchase Agreement and the Loan Agreement, constitutes the entire agreement of the parties (and into which all prior negotiations, commitments, representations and undertakings with respect to the subject matter are merged) and there are no other undertakings, warranties or agreements between the parties relating to the subject matter of this Agreement. This Agreement is not



                                                     100

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based upon any representations as to profit or worth nor has any representation been made (whether by this Agreement or otherwise) to induce either NaPro or Abbott to accept and execute this Agreement.
         18.9 Compliance with Laws. Each Party shall comply with, and cause their Affiliates to comply with, all applicable laws, rules, regulations and treaties in each country in which each such Party shall manufacture, store, market, sell and/or distribute either the Bulk Drug or Finished Product with respect to their conduct of each of their respective rights and obligations under this Agreement.
         18.10 Interpretation. Headings and captions in this Agreement are for ease of reference only and shall not be used to interpret this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the parties and no rule of strict construction shall be applied against either Party hereto.
         18.11 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois, excluding such state's rules relating to conflicts of laws, and its form, execution, validity, construction and effect shall be determined in accordance with such internal laws.
         18.12 Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be an original, but which together shall form one agreement.



                            [SIGNATURE PAGE FOLLOWS]



                                                        101

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         IN WITNESS WHEREOF, the parties hereto have caused this Development,
License and Supply Agreement to be executed by their duly authorized representatives as of the Effective Date.

ABBOTT LABORATORIES                          NAPRO BIOTHERAPEUTICS, INC.

By:  /s/ Richard A. Gonzalez                 By: /s/ Sterling K. Ainsworth
Print Name: Richard A. Gonzalez              Print Name: Sterling K. Ainsworth
Title: President                             Title: President/CEO




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